SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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CACI INTERNATIONAL INC
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October 1, 2020

Dear Fellow Shareholder:

I cordially invite you to attend our 2020 Annual Meeting of Shareholders on November 12, 2020, at 9:30 a.m., Eastern time. In light of the COVID-19 pandemic, the annual meeting will be conducted online this year through a live webcast, which is often referred to as a “virtual meeting” of shareholders. Our digital format allows shareholders to participate safely, conveniently, and effectively at a time of increasing limitations on public gatherings and travel. Shareholders can attend the virtual meeting by visiting www.virtualshareholdermeeting.com/CACI2020.

The scheduled matters to be considered and acted on at the meeting are: the election of directors; a non-binding advisory vote to approve our named executive officers’ compensation; amendment of the Company’s 2016 Amended and Restated Incentive Compensation Plan to authorize an additional 1,200,000 shares for issuance; and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

As a shareholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting online at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J.P. LONDON Chairman of the Board and Executive Chairman

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote online at the annual meeting if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

Notice of 2020 Annual Meeting of Shareholders

Location:	Virtual meeting at www.virtualshareholdermeeting.com/CACI2020.

Date and Time:	Thursday, November 12, 2020, 9:30 a.m., Eastern time

Items of Business:	(1)	Election of eleven nominees named in our proxy statement to our Board of Directors to hold office until the 2021 Annual Meeting or until their respective successors have been elected and qualified;

	(2)	To approve on a non-binding, advisory basis the compensation of our named executive officers;
	(3)	To approve an amendment of the Company’s 2016 Amended and Restated Incentive Compensation Plan to authorize an additional 1,200,000 shares for issuance;

	(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021; and

	(5)	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

Record Date:	Shareholders of record as of September 16, 2020 are entitled to vote at the 2020 Annual Meeting of Shareholders.

Attendance:

All shareholders are invited to attend the virtual meeting. If you wish to attend the meeting online, please review the instructions provided under “Attending the Annual Meeting” on page 72 of our proxy statement.

Voting:

We encourage all shareholders to vote on the matters described in our proxy statement by Internet, phone or by using the return envelope if you received a physical copy. For additional instructions on voting your shares, please refer to the instructions under “Annual Meeting Information” on page 69 of our proxy statement. Our proxy statement and annual report are also available at investor.caci.com/events.

1100 N. Glebe Road Arlington, VA 22201 (703) 841-7800 www.caci.com	By Order of the Board of Directors

J. WILLIAM KOEGEL, JR. Secretary October 1, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON NOVEMBER 12, 2020. Proxy materials are first being made available or mailed to our shareholders on or about October 1, 2020.

PROXY SUMMARY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CACI International Inc (the “Company,” “CACI” or sometimes referred to as “we,” “us,” or “our”) to be used at the Company’s Annual Meeting of Shareholders to be held on November 12, 2020 (the “Annual Meeting”).

The summary below highlights the information contained elsewhere in this proxy statement. The summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting

The Annual Meeting will be held virtually on November 12, 2020, at 9:30 a.m., Eastern time. Shareholders may attend the Annual Meeting by visiting the virtual meeting site at www.virtualshareholdermeeting.com/CACI2020.

Questions about the Annual Meeting

We encourage you to review “Annual Meeting Information” beginning on page 69 of this proxy statement for answers to common questions on the rules and procedures surrounding the Annual Meeting and the business to be conducted at the Annual Meeting.

Meeting Agenda

	Board Recommendation	Vote Requirement	Page
Election of Directors	FOR each nominee	Majority of Votes Cast	60
Advisory Vote on Executive Compensation	FOR	Majority of Votes Cast	61
Amendment of the 2016 Amended and Restated Incentive Compensation Plan	FOR	Majority of Votes Cast	62
Ratification of Ernst & Young LLP	FOR	Majority of Votes Cast	68

PROXY SUMMARY

Board Nominees

The following table provides summary information about each director nominee as of September 16, 2020. The Board and the Corporate Governance and Nominating Committee believe that each of our directors brings a strong and unique background and set of skills to the Board, giving the Board the competence and experience necessary to fulfill its oversight role and to evaluate and advise management with respect to a wide variety of matters.

Nominee	Age	Director Since	Independent	Board Committees
Michael A. Daniels Former Chairman and Chief Executive Officer, Mobile 365, Inc. Vice Chairman of the Board, CACI International Inc	74	2013	✓	C, CE*, CG, E, IR, SA, SRA
Susan M. Gordon Former Principal Deputy Director of National Intelligence	62	2020	✓	CE, IR, SA, SRA
William L. Jews Former President and Chief Executive Officer of CareFirst, Inc.	68	2013	✓	A*, C, CE, CG, IR, SA
Gregory G. Johnson Admiral, U.S. Navy (Ret.); Founder, Snow Ridge Associates	74	2006	✓	C, CE, E, SA*, SRA
J.P. London Executive Chairman and Chairman of the Board, CACI International Inc	83	1981		CE, E*, IR, SA, SRA
John S. Mengucci President and Chief Executive Officer, CACI International Inc	58	2019		E
James L. Pavitt President, JLP Associates, LLC	74	2008	✓	A, C, CE, SA, SRA*
Warren R. Phillips Former CFO, Albanian-Macedonia-Bulgarian Oil Pipeline Corp.	79	1974	✓	A, CG*, E, SA, SRA
Debora A. Plunkett Former Director, Information Assurance Directorate, National Security Agency	60	2018	✓	A, CE, IR, SA, SRA
Charles P. Revoile Independent Legal and Business Consultant	86	1993	✓	A, C*, CG, E, IR
William S. Wallace General, US Army (Ret.); Former Commander, Fifth U.S. Corps.	73	2009	✓	A, CE, IR*, SA, SRA
A Audit C Compensation CE Culture, Character, Integrity & Ethics	CG Corporate Governance and Nominating E Executive IR Investor Relations	SA Strategic Assessment SRA Security and Risk Assessment * Chair

PROXY SUMMARY

Corporate Governance Practices

We are committed to high standards of corporate governance and have a robust corporate governance program intended to promote the long-term success of our Company. Some highlights of our corporate governance practices are listed below.

Practice	Description	Page
Independence	Board is over 80% independent and the Audit, Compensation and Corporate Governance and Nominating Committees are 100% independent.	18
Lead Independent Director	Dr. Phillips was elected to serve as the lead independent director to provide independent oversight of management.	14
Overboarding Policy	Our Corporate Governance Guidelines limit directors’ affiliations to help them dedicate the requisite time and attention to the Board.	6
Board Self-Evaluations	Our Board regularly evaluates its performance through self-evaluations, corporate governance reviews and periodic charter reviews.	18
Annual Election of Directors	All directors are elected annually, which reinforces our Board’s accountability to shareholders.	8
Majority Voting	Directors are elected under a “majority voting” standard.	71
Action by Written Consent	Shareholders may act by written consent.	(1)
Annual “Say-on-Pay”	Our shareholders provide non-binding approval of our named executive officers’ compensation on an annual basis.	61
Stock Ownership Guidelines	We require our executive officers and directors to hold a substantial amount of our stock to better align their interests with those of our shareholders.	44&56
“Clawback” Policy	We maintain a recoupment policy so that we can pursue “excess” compensation awarded to our executive officers.	45
(1)	See our By-laws located on our website at investor.caci.com/leadership-governance/documents.

PROXY SUMMARY

Executive Compensation

The Compensation Committee believes our executive compensation program should encourage and reward behaviors that build a foundation for our long-term performance and success while also supporting the achievement of annual objectives. Our performance assessment framework and executive compensation program are designed to reward such performance by linking our executives’ compensation to the achievement of both long- and short-term goals. Below is a summary of the principal components of our named executive officers’ target total direct compensation for fiscal year 2020. For additional information please review “Compensation Discussion and Analysis” on page 24 of this proxy statement.

Name	Base Salary ($)	Annual Incentive Target ($)	Long-Term Incentive Target(1) (Equity) ($)
J.P. London	800,000	1,000,000	1,925,000
John S. Mengucci	950,000	1,275,000	3,800,000
Thomas A. Mutryn	625,000	570,000	1,200,000
DeEtte Gray	603,000	702,000	1,250,000
Kevin Kelly	550,000	580,000	1,000,000
(1)

In order for the executive officers to receive the target number of shares granted, we must first attain a minimum one-year EPS threshold, after which shares are earned subject to a three-year performance period with the number of shares earned each year based on the growth or decline from the average stock price over the 90 calendar days immediately preceding the grant to the average stock price over the 90 calendar days immediately preceding the first, second and third anniversaries of the grant date. Once fully earned the shares vest equally on the third and fourth anniversaries of the grant date.

Corporate Citizenship

The Board and management are committed to serving as good stewards of the environment and operating in a manner that protects the health and safety of our employees, partners, and customers, while supporting our communities. Below are a few highlights of our corporate citizenship:

•	Long-standing policy of equal employment opportunity and commitment to treat employees fairly and with mutual respect.
•	Implements corporate initiatives to continue to improve cyber security for both the company and our supply chain to ensure the safeguarding and privacy of data.
•	Protects and improves our environmental footprint through environmental, health, and safety strategy.
•	Commits to the highest legal and ethical standards in the conduct of our business by providing all employees access to its anonymous Compliance Hotline.
•	Offers a variety of learning and training opportunities for our employees – at every level – for mobility and career development.
•	Undertakes initiatives to expand the diversity and inclusion of its workforce, foster inclusion, promote work-life balance, and enhance the Company’s strong culture.

PROXY SUMMARY

•	Commits to military hiring, with veterans, military spouses, National Guard, and reserve employees representing more than a third of our workforce.
•	Supports small and disadvantaged business, maintaining five active agreements with small businesses through various federal Mentor-Protégé programs.
•	Provides STEM education funding, mentoring, and career preparation and placement to high school-aged children and to children of fallen shadow warriors.
•	Supports our nation’s heroes through its philanthropic programs – veterans, active troops, and their families – who have served.
•	Recognizes and awards employees who demonstrate outstanding achievement with their team, their customers, and the Company.
•	Developed early and frequent communications, guidelines, and policies to inform and support our employees during the COVID-19 outbreak.
•	Recognized as a Fortune World’s Most Admired Company, a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400.
•	Recognized by our employees as a Top Workplace in several U.S. locations, for consecutive years.

To learn more about CACI’s corporate social responsibility principles, approaches, and initiatives for our customers, employees, and stakeholders, please visit www.caci.com/corporate-social-responsibility.

Board of directors and Executive Officers

Board of Directors

Director Nomination Procedures

The Corporate Governance and Nominating Committee is responsible for reviewing potential Board nominees to determine whether they have the requisite qualifications, expertise and other characteristics for service on the Board and its committees and recommending qualified candidates to the Board for consideration at the Annual Meeting. In fulfillment of these responsibilities, the Corporate Governance and Nominating Committee considers the overall composition of the Board to determine whether the Board has a broad range of business experience, expertise, skills, perspectives, tenure and diversity, including gender, race and ethnicity, that allow the Board to draw upon many individual perspectives as the Board oversees, evaluates and advises management with respect to a wide variety of matters.

The Corporate Governance and Nominating Committee evaluates candidates recommended by Board members, management, shareholders or consultants utilizing the following standards:

•	Demonstrated judgment, intelligence and character;
•	Record of substantial business experience relevant to the Company;
•	Ability to represent the interests of our shareholders;
•	Understanding of executive leadership, marketing, finance and corporate strategy;
•	Ability to dedicate sufficient time, energy and attention to the performance of their duties; and
•	Contribution to the range of talent, skill, expertise and individual characteristics of the Board.

Any shareholder who wishes to formally nominate a person for election as a director must comply with the advance notice provisions of the Company’s By-laws which are described in this proxy statement under “Annual Meeting Information” on page 69.

Board Composition

In order to determine the appropriate mix of professional experiences, expertise and backgrounds for the Board, the Corporate Governance and Nominating Committee and the Board discuss the Board’s composition during the year, and while the Board does not have a formal diversity policy, the Corporate Governance Guidelines provide that the Board should be large enough to reflect a substantial diversity of perspectives, background and experiences and that the Board should consider the scope of diversity, inclusive of gender, race and ethnicity, represented on the Board.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Qualifications, Attributes, Skills and Experience

The Board and the Corporate Governance and Nominating Committee believe that our directors bring strong and unique backgrounds, skills and perspective to the Board. As a whole, they believe the Board contains the qualifications, attributes, skills and experience necessary for the Board to fulfill its oversight role and evaluate and advise management with respect to a wide variety of matters. The following table summarizes certain key characteristics of our business and the associated qualifications, attributes, skills and experience that the Board believes is represented on our Board.

Qualifications	Business Characteristics
Strong Personal and Professional Ethics, Integrity and Values	We are committed to maintaining the highest level of integrity and ethics in our dealings with our employees, customers, suppliers, shareholders and the public.
Government Services and Information Technology Experience

We generate approximately 95% of our revenues from the federal government, and service in government or in senior military positions provides perspective into working constructively with our core customers.

Policymaking Experience in Business, Government, Education or Technology	We operate in a complex business environment and senior leaders bring experience in analyzing, shaping and overseeing the execution of important operation and policy issues.
Public Company Board Experience

We are a public company and experience on other public company boards provides insights into board operations, the relationship between the Board, Chairman and CEO and the Board’s oversight responsibilities.

Financial Expertise	Our business involves complex financial transactions and the Board advises and oversees our capital structure, financing and investment activities, financial reporting and internal controls.
Risk Oversight/Management Experience

We face security risks and operational risks that could materially affect our business, and experience understanding and overseeing various risks helps us to develop and implement appropriate policies and procedures designed to manage such risk.

Board Tenure

We believe that Board tenure diversity is important and careful consideration is made to achieve the appropriate balance of experience and fresh perspective. Our Board’s composition allows us to benefit both from the deep Company and industry knowledge of our longer-serving directors and the fresh perspectives brought by our newer directors. The following table outlines the various levels of tenure of the director nominees:

Tenure on Board	Number of Director Nominees
More than 10 years	6
5 – 10 years	2
Less than 5 years	3

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

2020 Nominees for Director

Each of our directors is elected by our shareholders on an annual basis to serve until the next annual meeting and until their respective successors are elected. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following eleven individuals, each of whom is a current director, for election at the Annual Meeting.

Michael A. Daniels, 74 Director since: 2013 Independent Vice Chairman of the Board	Mr. Daniels brings to the Board extensive executive experience in the technology industry and experience serving as a director of public companies, including software and technology companies.

Mr. Daniels served as Chairman of the Board of Mobile 365, Inc. from May 2005 to November 2006 and served as its Chief Executive Officer from December 2005 to August 2006. Sybase acquired Mobile 365, Inc. in November 2006. Mr. Daniels was a director of Sybase (NYSE), a publicly-traded global enterprise software and services company, from 2007 until its acquisition by SAP in 2010. From December 1986 to May 2004, Mr. Daniels served in a number of senior executive positions at Science Applications International Corporation (SAIC), a publicly-traded scientific, technical, and professional services firm, including Sector Vice President from February 1994 to May 2004. Mr. Daniels served as Chairman and Chief Executive Officer of Network Solutions, Inc. (NASDAQ), an internet company, from March 1995 to June 2000 when Verisign purchased Network Solutions. From 2000 to 2001, Mr. Daniels served as a member of the Board of Directors of Verisign (NASDAQ). From 1997 to 2003, Mr. Daniels served on the Board of Directors of Telcordia Technologies. From 2007 to 2008, Mr. Daniels served on the Board of Directors of Luna Innovation. From 2007 to 2013, Mr. Daniels served as Chairman of GlobalLogic. Mr. Daniels currently serves as Chairman of Two Six Labs. He is also on the Board of Directors of Blackberry (NYSE) and Mercury Systems, Inc. (NASDAQ).

Susan M. Gordon, 62 Director since: 2020 Independent

Ms. Gordon has more than 30 years of leadership experience across a broad spectrum of complex issues, most notably in the development of innovative technology solutions and transformative outcomes for the Intelligence Community.

Ms. Gordon was sworn in as the fifth Principal Deputy Director of National Intelligence in August 2017 and served in that role until August 2019. Prior to that, Ms. Gordon served as the Deputy Director of the National Geospatial-Intelligence Agency (NGA) from January 2015 to August 2017. In this role, she provided leadership to the agency and managed the National System of Geospatial Intelligence. Prior to her assignment with the NGA, Ms. Gordon served for 27 years at the Central Intelligence Agency, rising to senior executive positions in each of the agency’s then four directorates: operations, analysis, science and technology, and support. Today, she is an active board member, university fellow, and advises private companies in the areas of technology, strategy, and leadership.

William L. Jews, 68 Director since: 2013 Independent

Mr. Jews is a senior business and healthcare executive with over 25 years’ experience leading organizational growth, completing successful mergers and acquisitions, achieving profit goals, and delivering superior customer service.

Mr. Jews served as Lead Independent Director and subsequently Chairman of The Ryland Group. Upon merger with Standard Pacific which created the CalAtlantic Group, Mr. Jews served as Lead Director until the merger of CalAtlantic and Lennar Homes. Mr. Jews served as President and Chief Executive Officer of CareFirst, Inc. from January 1998 to December 2006. Previously, he served as President and Chief Executive Officer of CareFirst of Maryland, Inc., Group Hospitalization and Medical Services, Inc. and served as Chief Executive Officer of Blue Cross Blue Shield of Delaware. He was formerly President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc., from April 1993 until January 1998. Mr. Jews is a director of Choice Hotels International, Inc. In the past five years, Mr. Jews has also served as a director of the Ryland Group, Inc. and the CalAtlantic Group, Inc.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Gregory G. Johnson, 74 Director since: 2006 Independent

As the former Commander, U.S. Naval Forces Europe and Africa, and Commander in Chief, Allied (NATO) Forces Southern Europe, Admiral Johnson (Retired) brings to the Board valuable insights into the Department of Defense, intelligence and international communities.

Since retiring from the U.S. Navy in 2004, Admiral Johnson founded Snow Ridge Associates, a provider of strategic advice and counsel. During his 36-year naval career, Admiral Johnson rose through the ranks to Four-Star Admiral.  He commanded at every level. He was most recently responsible for naval operations throughout the 91 nations and adjacent seas of the European and African Areas of Responsibility.  He developed substantive policy-level relationships with many of those nations, particularly those with maritime equities. Admiral Johnson’s NATO duties included operational-level command of the peace support operations in Bosnia-Herzegovina and Kosovo, as well as NATO missions in Macedonia, Albania, and other Southeastern European nations. Admiral Johnson oversaw the successful implementation of NATO’s Operation Active Endeavor (Mediterranean maritime intercept operations), assumed command of the NATO Response Force at the Istanbul Summit in June 2004, oversaw NATO’s contributions to the Hellenic Republic of Greece’s security efforts during the 2004 Olympics, and was responsible for the establishment of NATO’s training support mission in Iraq. During his naval career, Admiral Johnson was assigned to several senior policy positions in Washington, most notably serving as the executive assistant to the Chairman, Joint Chiefs of Staff (1992 to 1993) and military assistant, first to the Deputy Secretary of Defense and subsequently to the Secretary of Defense (1997 to 2000). Admiral Johnson is active on numerous non-profit boards and serves in several civic and community organizations and institutions.

Dr. J. P. London, 83 Director since: 1981 Chairman of the Board and Executive Chairman

Under Dr. London’s leadership, CACI has grown from a small professional services consulting firm to a multi-billion dollar international information solutions and services company. CACI became a Fortune 1000 company in 2006.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Dr. London joined CACI in 1972.  He was appointed President and Chief Executive Officer in 1984 and Chairman of the Board in 1990.  On July 1, 2007, Dr. London was appointed Executive Chairman.  In this position, he oversees strategic initiatives to ensure shareholder value, advance client missions, cultivate key client relationships, and monitor major financial transactions, including CACI’s legacy mergers and acquisitions (M&A) program that Dr. London started in 1992.  He is also at the forefront of sustaining CACI’s public image and professional reputation for integrity. Dr. London’s efforts also focus on the evolution and transformation of defense, intelligence, information technology and network communications.  The founder of modern-era CACI, Dr. London is widely recognized in government and business as a leader in the industry.  He has received numerous national awards during his career for his business and civic accomplishments, including the Association of the U.S. Army’s John W. Dixon Award for outstanding contributions to America’s defense and the U.S. Navy League’s Fleet Admiral Chester W. Nimitz Award for his exemplary contributions to the enhancement of U.S. maritime strength and national security.  Dr. London was inducted into the Greater Washington Business Hall of Fame in 2010.  In 2011, he was inducted into the Naval Postgraduate School Hall of Fame in Monterrey, California.  In 2012, he was the Hall of Fame Honoree of the Greater Washington Government Contractor Awards.  In 2013, he received the Nathan Hale Award from the Reserve Officers Association of the United States, the Ellis Island Medal of Honor from the National Ethnic Coalition of Organizations, and was the recipient of the Admiral of the Navy George Dewey Award from the Naval Order of the United States for leadership in the Navy community.  In 2014, Dr. London received the Corporate Leadership Award from TechAmerica and the Semper Fidelis Award, Marine Corps Scholarship Foundation.  In 2016, he received the Lifetime Distinguished Service Award from the Northern Virginia Chamber of Commerce for leadership in helping America’s veterans succeed in business. In 2017, he received the Distinguished Service Award from the Naval Historical Foundation. In 2018, CACI opened the Dr. J.P. (Jack) London Shared Services Center in Oklahoma City, OK in his honor as a visionary business leader and Oklahoma City native. In 2018, Dr. London was also presented with the Navy League of the United States’ Meritorious Citation Award, the highest award presented to civilians. In 2019, Dr. London received the U.S. Naval Academy’s Distinguished Graduate Award, the highest such award presented. In 2019, Dr. London also received the Lone Sailor Award from the Naval Memorial Foundation, its highest award and individual recognition. The HR Leadership Award of Greater Washington also presents the annual Dr. J.P. London Award for Promoting Ethical Behavior named in his honor.  Dr. London serves on the boards of the Friends of the National World War II Memorial, the U.S. Navy Memorial

Foundation, the Naval Historical Foundation, and CAUSE (Comfort for America’s Uniformed Services), which serves the needs of wounded military personnel returning from Iraq and Afghanistan.  Dr. London is also a member of the National Military Intelligence Association, the Intelligence and National Security Alliance, the Association of the U.S. Army, the Navy League, the Naval Order of the U.S.A., the American Legion, and the Veterans of Foreign Wars.  Dr. London holds a B.S. in Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration conferred “with distinction” from the George Washington University. Dr. London holds the rank of Captain, U.S. Navy (Retired), serving a combined 24 years active and reserve duty as a Naval Aviator and Aeronautical Engineering Duty Officer.

John S. Mengucci, 58 Director since: 2019	A proven industry leader, Mr. Mengucci has extensive experience in business development and leading highly successful systems, solutions, and services businesses.

Since July 1, 2019, Mr. Mengucci has been the President and Chief Executive Officer of CACI International Inc. Mr. Mengucci joined CACI as Chief Operating Officer of U.S. Operations in February 2012 and served as CACI’s Chief Operating Officer and President, U.S. Operations from July 2012 to June 2017 and CACI’s Chief Operating Officer from June 2017 to June 2019. Prior to joining the Company, Mr. Mengucci served as President of Lockheed Martin Corporation’s Information Systems and Global Solutions - Civil Product Line from 2010 through 2012 and President of Lockheed Martin Corporation’s Information Systems and Global Solutions – Defense Line from 2007 through 2010.

James L. Pavitt, 74 Director since: 2008 Independent

With over 35 years of experience in the intelligence community, Mr. Pavitt brings to the Board expertise in such areas as financial risk assessment, defense, information technology, homeland security, counterintelligence (insider threat) counterterrorism and human intelligence collection.

As the Deputy Director for Operations at the Central Intelligence Agency (CIA), he managed the CIA’s globally deployed personnel and a multi-billion dollar budget for human intelligence collection activities and operations.  Mr. Pavitt, as the head of America’s Clandestine Service, led the CIA’s operational response to the attacks of September 11, 2001.   His career at the CIA was multi-faceted and included creating and leading the CIA’s Counterproliferation Division, an entity created to counter the spread of weapons of mass destruction.  He managed and directed intelligence operations against global proliferation networks and human collection operations against a variety of hard targets. From 1990 to 1993, he served as Special Assistant to President George H.W. Bush for International Intelligence Programs.  He is a two-time recipient of the CIA’s Distinguished Intelligence Medal, the CIA Director’s Medal and the Donovan Award.  From 2004 to 2011, Mr. Pavitt served as a Principal of The Scowcroft Group in Washington, D.C., an international strategic business advisory firm.  He is the President and a Founding Partner of JLP Associates, LLC, providing strategic risk advisory services to a variety of clients.

Dr. Warren R. Phillips, 79 Director since: 1974 Lead Independent Director

In addition to his experience as a senior-level technology executive, Dr. Phillips brings to the Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. He is also recognized as an NACD Board Leadership Fellow.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Dr. Phillips served as the Chief Financial Officer for the Albanian-Macedonian-Bulgarian Oil Pipeline Corporation, a $1.5 billion crude oil pipeline developer for Caspian oil flows to the west. From February 2008 through 2011, Dr. Phillips served as the Chairman of the Board and Chief Executive Officer of Advanced Blast Protection, Inc., a research, development and manufacturing company that produces conventional and unconventional bullet resistant glass, modular vehicle armor, and specialized armored vehicles for military, law enforcement and civilian use. In November 2009, Advanced Blast Protection, Inc. filed a petition pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida.  From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Phillips provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics

at the University of Maryland. During that time, he served in a number of administrative positions including Vice President for Academics at UMBC, and Assistant Vice President for Administration for the University System where he managed system-wide information technology, budgeting, and internal audit.

Debora A. Plunkett, 60 Director since: 2018 Independent

Ms. Plunkett has served in senior leadership positions in the National Security Agency (NSA) and brings CACI’s Board more than 30 years of national security experience in such critical mission areas as cyber security and information assurance.

Ms. Plunkett’s extensive experience in cyber and national security will further CACI’s information assurance mission in addressing serious economic and security challenges faced by the United States in the 21st century. Her previous NSA positions include Director of Information Assurance from April 2010 to November 2014 and Deputy Director of Information Assurance from August 2008 to April 2010, where she led the agency’s information assurance/cyber defense mission and directed thousands of NSA professionals worldwide. She also conceived and established the National Cyber Security Assistance Program to qualify commercial organizations for accreditation in performing cyber security services for national security systems, and advised Executive Branch decision-makers, including the National Security Council, on cyber issues. Most recently, Ms. Plunkett was the first person to serve in the newly established position of Senior Advisor to the NSA Director, from November 2014 to January 2016, with a focus on enhancing equality, diversity, and inclusion for the agency’s highly technical workforce.  A highly credentialed professional, Ms. Plunkett received the Distinguished Service Medal and Exceptional Civilian Service Award from the NSA Director. She was awarded the Rank of Distinguished Executive by President Barack Obama, and the Rank of Meritorious Executive by President George W. Bush. As a recognized expert in national security, she has appeared on CBS/60 Minutes and Federal News Radio, been interviewed in the Washington Post, and given keynote addresses at high-profile cyber security and defense conferences. She currently serves on the J. C. Penney Company, Inc. and Nationwide Insurance Board of Directors, is a Senior Fellow at Harvard University’s Belfer Center, and a professor in the cybersecurity graduate program at the University of Maryland.

Charles P. Revoile, 86 Director since: 1993 Independent

As an attorney and former senior-level executive, Mr. Revoile brings to the Board his considerable experience in the governance of publicly-held corporations and in contracting with the United States government. In addition, the Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor.

From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel, and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. From 1964 to 1971, Mr. Revoile was counsel to the Communications division of Westinghouse Electric Corporation. From 1961 to 1964, he served as legislative counsel to the National Food Processors Association, representing the industry before Congress and the Executive agencies. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

William S. Wallace, 73 Director since: 2009 Independent	General Wallace brings to the Board a 39-year record of military service and experience.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

From 2005 to 2008, General Wallace led more than 50,000 soldiers and civilian employees at 33 Army schools. He was the architect of the Army’s reorganization in continuation of military operations in Iraq and Afghanistan. He developed the organizational, technical, and warfighting requirements for the Future Combat Systems and other Army modernization efforts. Prior to this, General Wallace was Commanding General of the Army Combined Arms Center from 2003 to 2005, Ft. Leavenworth, Kansas, where he was responsible for the development of new and emerging Army and Joint doctrine, providing the intellectual foundation for military leadership in the 21st century. As Commander of the Fifth U.S. Corps from 2001 to 2003, during the opening campaign of Operation Iraqi Freedom, General Wallace led 140,000 soldiers from Kuwait to Baghdad, and subsequently directed the occupation of Western and Northern Iraq. He served as Commander of the Joint Warfighting Center from 1999 to 2001; Commanding General of the 4th Infantry

Division ─ the Army's first "digitized" division that incorporated new C4ISR technologies ─ from 1997 to 1999; and Commanding General of the National Training Center from 1995 to 1997. General Wallace is a 1969 graduate of the United States Military Academy at West Point.

Executive Officers

As of September 16, 2020, the executive officers of the Company were J.P. London, Chairman of the Board and Executive Chairman, John S. Mengucci, President and Chief Executive Officer, and the following six persons indicated in the table below. Biographical information for Messrs. Mengucci and London is provided above under “2020 Nominees for Director” on page 8 of this proxy statement. The prior employers for each of our executive officers, except for Mr. Koegel, were aerospace, defense and security companies. Mr. Koegel’s previous experience was with a law firm.

Name and Current Position	Previous Experience
Thomas A. Mutryn, 66 Executive Vice President, Chief Financial Officer and Treasurer (April 2007 – Present)

Acting Chief Financial Officer and Treasurer, January 2007 to April 2007; Executive Vice President, Corporate Development, September 2006 to January 2007; GTSI Corp., Senior Vice President, Finance, and Chief Financial Officer, 2003 – 2006; U.S. Airways, Inc., Senior Vice President, Finance, and Chief Financial Officer, 1998 – 2002.

Gregory R. Bradford, 71 Chief Executive, CACI Limited, and President, U.K. Operations (2000 – Present)	Managing Director, CACI Limited, 1985-2000; President, U.K. Operations, since 1994; Executive Vice President, 1987 – 1994; Senior Vice President, 1986 – 1987; Vice President, 1983 – 1986.
John DeFreitas, III, 65 President, Operations Support and Services (July 2019 – Present)	Executive Vice President, National Services, CACI International Inc 2016 – 2019; General Manager, Intelligence Solutions, L-3 Communications Inc., 2009 – 2016.
DeEtte Gray, 50 President, Business and Information Technology Solutions (July 2019 – Present)

President, U.S. Operations, CACI International Inc 2017 – 2019; President, Intelligence & Security Sector for BAE Systems, Inc., 2012 –2017; Vice President, Lockheed Martin Information Systems and Global Solutions - Defense Product Line 2007 – 2012.

Todd Probert, 54 President, National Security and Innovative Solutions (July 2020 – Present)

President, Defense and Security for CAE Inc., January 2020 – June 2020; Vice President C2, Space and Intelligence for The Raytheon Company, July 2019 – January 2020; Vice President, Mission Support and Modernization for The Raytheon Company, October 2014 – July 2019.

J. William Koegel, Jr., 65 Executive Vice President, General Counsel & Secretary (March 2014 – Present)	Steptoe & Johnson, 1981-March 2014 (Partner, 1987-March 2014).

CORPORATE GOVERNANCE

We are committed to strong corporate governance practices designed to maintain high standards of oversight, integrity and ethics while promoting long-term shareholder value.

Governance Framework

Structure

The Board is responsible for the oversight of management on behalf of our shareholders and the Board accomplishes this function acting directly and through Board committees. In accordance with the Corporate Governance Guidelines, the Board has eight standing committees: Audit; Compensation; Corporate Governance and Nominating; Culture, Character, Integrity & Ethics; Executive; Investor Relations; Security and Risk Assessment; and Strategic Assessment. This governance structure allows the Board to provide focused advice, insight and oversight in the interests of the Company and our shareholders. The Board and its committees discharge their duties at Board and committee meetings, through telephone contact and other communications with management and others regarding matters of concern and interest to the Company.

Primary Governance Documents

Our governance structure and processes are based on our key governance documents, which include the following documents which can either be found on our website at investor.caci.com/leadership-governance/documents or are available upon written request to CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attention: Investor Relations:

• Amended and Restated Certificate of Incorporation	• Board Committee Charters
• By-laws	• Standards of Ethics and Business Conduct
• Corporate Governance Guidelines	• Directors’ Code of Business Ethics and Conduct

The Board reevaluates our policies and practices on an ongoing basis and all of our directors, executive officers and other employees are required to review their applicable code of conduct and certify compliance annually to ensure high standards of business conduct that facilitate the Board’s execution of its responsibilities. Additional information is provided below regarding key corporate governance and ethics policies and practices that we believe enable us to manage our business in accordance with the highest standards of business ethics and in the best interest of our shareholders.

We intend to disclose any waiver of compliance with any provision of our code of conduct covered by Item 406(b) of Regulation S-K that is granted to any principal executive officer, principal financial officer, principal accounting officer or controller, and any amendments to such code of conduct, in the “Investors” section of our website www.caci.com within four business days following the date of such waiver or amendment.

CORPORATE GOVERNANCE

Board of Directors

Board Leadership

The Board is responsible for determining the optimal leadership structure to provide independent oversight of senior management and evaluates the Board’s leadership structure on an annual basis. In evaluating its leadership structure, the Board considers our current operating and governance environment, governance best practices and feedback from our shareholders on how the Board can provide effective oversight of senior management on behalf of our shareholders. Based on these considerations, the Board has determined that separate positions for Chairman and CEO, coupled with a Lead Independent Director, provides an efficient and effective leadership model, fostering clear accountability, differing perspectives and effective decision making as the Chairman focuses on the Board activities while the CEO manages the day to day business. The chart below summarizes the roles and responsibilities of the Executive Chairman and Lead Independent Director:

	J.P. London, Executive Chairman	Warren R. Phillips, Lead Independent Director
Independence:	Non-Independent	Independent
Appointment:	Appointed by Board (Annual)	Appointed by independent directors (Annual)
Presides at Meetings:	Board and Shareholder Meetings	Executive sessions of independent directors and Board meetings when Executive Chairman is absent
Authority to Call Meetings:	Board and Shareholder Meetings	Convenes meetings of independent directors as necessary and appropriate
Schedule, Agendas and Materials:	Prepares Board schedules, agendas and materials based on discussion with all directors and management	Works with Executive Chairman in the development and approval of Board schedules, agendas and materials
Liaison:	Between directors and senior management	Between independent directors and the Executive Chairman
Strategic/Governance Responsibilities:	Consults with senior management on strategic direction and key staffing; oversees corporate financial affairs and transactions; monitors all investor relations activities	Reviews and reports on oversight matters and organizes review of the Company’s annual strategic planning cycle

The Board determined that it was prudent to create the position of Vice Chairman in  order to have a director empowered to act with the authority of the Chairman in the event the Chairman is unavailable, and appointed Mr. Daniels to serve as Vice Chairman until such time a successor is appointed by the Board.

CORPORATE GOVERNANCE

Committee Membership and Attendance

Directors are expected to attend regular Board meetings, committee meetings and the annual shareholder meeting, in person or, if not possible, via teleconference. All then serving directors attended the 2019 Annual Meeting of Shareholders held on November 14, 2019 and each incumbent director attended over eighty percent of the aggregate of the total number of Board meetings and meetings of the committees on which the director served in fiscal year 2020. The Board held 12 meetings during fiscal year 2020. The standing committees of the Board, their membership and the number of meetings for each committee are outlined below.

Name	Audit	Compensation	Corporate Governance and Nominating	Culture, Character, Integrity & Ethics	Executive	Investor Relations	Security and Risk Assessment	Strategic Assessment
Mr. Daniels (I)(VC)
Ms. Gordon (I)
Mr. Jews (I)(A)
Adm. Johnson (I)
Dr. London
Mr. Mengucci
Mr. Pavitt (I)
Dr. Phillips (I)
Ms. Plunkett (I)
Mr. Revoile (I)
Gen. Wallace (I)
FY 2020 Meetings	6	6	7	3	2	6	4	3

Chairman     Chair                 Member               I – Independent             A – Audit Committee Financial Expert

VC – Vice Chairman

Pursuant to NYSE requirements, two executive sessions of non-management directors were held during fiscal year 2020.

Committee Responsibilities

The specific roles and responsibilities of the Board’s committees are delineated in written charters adopted by the Board for each committee and are reviewed annually by the Corporate Governance and Nominating Committee in accordance with the Corporate Governance Guidelines. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate or advisable to discharge its duties. The charters for the Audit, Compensation, Corporate Governance and Nominating and Executive committees are available on our website at investor.caci.com/leadership-governance/documents or a print copy of all the standing committee charters is available upon shareholder request. Below is a summary of the primary responsibilities of each committee.

CORPORATE GOVERNANCE

Audit

The Audit Committee assists the Board in fulfilling its oversight of (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting, (iii) the Company’s compliance with applicable legal and regulatory requirements; (iv) the independence and qualifications of the Company’s independent auditor; and (v) the performance of the Company’s internal and independent auditors. The Audit Committee is comprised of only independent directors and fulfills its responsibilities by:

•	Appointing, evaluating and overseeing the independent auditor;
•	Reviewing and pre-approving audit and non-audit services and related fees for the independent auditor;
•	Discussing the Company’s audited financial statements and quarterly financial statements with management and the independent auditor;
•

Discussing the process for assessing the effectiveness of internal control over financial reporting and reviewing issues as to the adequacy and effectiveness of the Company’s internal control over financial reporting;

•	Reviewing the annual internal audit plan and any significant internal audit findings;
•	Reviewing and approving all related party transactions; and
•	Reviewing legal and regulatory matters that may have a material impact on the Company’s financial statements.

Compensation

The Compensation Committee assists the Board in overseeing the Company’s compensation policies and practices. The Compensation Committee is comprised of only independent directors and fulfills its responsibilities by:

•	Recommending to the Board the compensation arrangements for the Company’s executive officers and directors;

•	Reviewing and approving the compensation, including incentive and equity-based compensation, of the chief executive officer;
•	Approving grants of equity compensation to all eligible individuals in the Company’s service;
•	Reviewing and recommending changes in the Company’s fringe benefit programs;
•	Oversight of the Company’s Affirmative Action and Small, Disadvantaged and Minority Subcontracting activities;
•	Preparing an annual report for inclusion in the Company’s proxy statement; and
•

Overseeing and reporting to the Board on the Company’s policies concerning compensation, employee award and recognition programs, employee benefits, affirmative action, equal opportunity, expense reimbursement and human resources.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee assists the Board in overseeing the Company’s corporate governance practices. The Corporate Governance and Nominating Committee is comprised of only independent directors and fulfills its responsibilities by:

•	Recommending to the Board the general criteria and qualifications for membership on the Board;
•	Identifying and selecting individuals to be nominated for election to the Board;

CORPORATE GOVERNANCE

•	Recommending the number of directors to be elected each year (within the bounds established by the Company’s By-laws);
•	Developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto; and
•	Reviewing policies and practices of the Company and monitoring compliance in areas of corporate governance.

Culture, Character, Integrity & Ethics

The Culture, Character, Integrity and Ethics Committee assists the Board in overseeing the Company’s efforts to foster and institutionalize the Company’s culture of character, innovation, ethics and integrity and safeguard and advance the Company’s reputation. The Culture, Character, Integrity and Ethics Committee must include at least three independent directors and fulfills its responsibilities by:

•

Assessing whether the Code of Conduct and the Standards of Ethics and the Company’s other internal ethics policies instill appropriate ethical behavior in the Company’s culture, business practices and employees, and making recommendations to the Board concerning the adoption and amendment of these policies;

•

Reviewing the material risks and liabilities relating to the provisions of the Code of Conduct and the Standards of Ethics and the Company’s other internal ethics policies and ensuring that such risks are managed or mitigated as part of the Company’s risk management program;

•	Reviewing the adequacy and effectiveness of the Company’s engagement and interaction with its stakeholders; and
•	Reviewing any political and/or lobbying activities performed on behalf of the Company.

Executive

The Executive Committee assists the Board in providing the necessary input and authorization in between full Board meetings, and for identifying those items which merit consideration or action by the entire Board.

Investor Relations

The Investor Relations Committee assists the Board in its oversight of the Company’s investor relations program. The Investor Relations Committee must include at least three independent directors and fulfills its responsibilities by:

•	Reviewing the investor relations program on an annual basis and providing suggestions to management;
•	Reviewing policies and procedures with regard to “guidance” provided by the Company to the investment community; and
•	Reviewing the Company’s shareholder profile.

Security and Risk Assessment

The Security and Risk Assessment Committee assists the Board in its oversight of the Company’s security as well as monitoring the contract and business risks associated with classified and sensitive high-risk work supporting defense, intelligence and international clients. All members of the Security and Risk Assessment Committee must have the requisite security clearances to carry out their responsibilities and at least one member must have experience in cyber security and information technology. The Security and Risk Assessment Committee fulfills its responsibilities by:

•	Overseeing selected classified and sensitive high-risk work that is unprecedented, unusual, or that may otherwise pose particular risks;
•	Assessing business risks concerning classified and sensitive high-risk work from an operating standpoint;

CORPORATE GOVERNANCE

•	Monitoring risks to the Company’s security by gauging risks related to threats to the Company’s corporate IT systems, personnel, and facilities as well as business operations and reputation; and
•	Ensuring best practices in the areas of risk management and security regarding classified and sensitive high-risk work.

Strategic Assessment

The Strategic Assessment Committee assists the Board in its oversight of (i) the Company’s strategic planning process; (ii) the Company’s future growth; (iii) the Company’s key performance metrics; and (iv) the Company’s shareholder value. The Strategic Assessment Committee must include at least three directors who are experienced in the Company’s business and customer base and fulfills its responsibilities by:

•	Reviewing, monitoring and evaluating the business environment for the Company and the effectiveness of the Company’s strategy and advising on the Company’s strategic planning process;

•	Reviewing the Company’s mergers and acquisitions strategy, business development strategies and the management of its growth strategy;

•	Reviewing key performance metrics used inside and outside the Company to monitor Company performance and recommending the future use of key performance metrics; and

•	Evaluating the “shareholder value proposition.”

Board and Committee Independence

In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NYSE listing rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 6, 2020, the Board affirmatively determined that nine of its eleven current members (82%) are independent.  In making the determination, the Board considered the relationships described below in “Certain Relationships and Related Transactions.” The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are comprised entirely of independent directors.

Annual Board Evaluations

The Board and each of its committees perform annual evaluations of their performance. The evaluation process is managed by the Corporate Governance and Nominating Committee and specifically focuses on areas for improvement. In order to ensure independence during the evaluation process, the evaluation of the Corporate Governance and Nominating Committee is conducted by the Executive Committee.

Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing the management of our risks. The Board regularly reviews information regarding the results of operations and any related trends and other factors contributing to or affecting our results, long-term strategy, financial reporting systems and processes, as well as the risks associated with these aspects of the Company’s business. The Board has also approved Standards of Ethics and Business Conduct that establish standards of conduct for employees that are designed to mitigate risks associated with compliance, foster ethical conduct by our employees and protect company assets. We require all employees to receive annual training related to our Standards of Ethics and Business Conduct and related policies in order to ensure that employees are familiar with those standards of conduct and to mitigate the risks associated with employees’ failure to meet those standards.

CORPORATE GOVERNANCE

The Board’s committees are involved in the assessment of risks relevant to their area of responsibility and the implementation of actions designed to address or mitigate those risks. The types of risks that are considered by the committees include:

Audit:	Risks related to our tax, accounting, financial reporting systems and processes, and legal and regulatory compliance.
Compensation:	Risks related to our compensation and benefit programs.
Corporate Governance and Nominating:	Risks related to our corporate governance and management.
Culture, Character, Integrity & Ethics:	Risks related to our internal ethics policies.
Investor Relations:	Risks related to capital markets and engagement with our shareholders and the investment community.
Security and Risk Assessment:	Risks related to classified and sensitive high-risk work, supporting defense, intelligence, and international clients, and the performance of personnel, information and industrial security.
Strategic Assessment:	Risks related to our growth initiatives and strategic and operating plans.

Succession Planning

The identification and development of senior leadership is a key responsibility of the Board and the Board is actively engaged in succession planning. Accordingly, the Board engages in discussions concerning Chief Executive Officer succession and the Chief Executive Officer briefs the Board concerning senior management succession. Chief Executive Officer succession is also discussed by the Board in an executive session outside the presence of any management directors. Management also updates the Board on key talent indicators such as recruiting and retention for the overall employee population throughout the year.

Shareholder and Interested Party Communications with Directors

Shareholders and interested parties may communicate directly with the Board or any director or committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: J. William Koegel, Jr., Corporate Secretary. It is our policy to forward directly to the directors all such communications addressed to them and delivered to the Company at the above stated address.

Certain Relationships and Related Transactions

Related Party Transactions

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants, as well as in which greater than 5% shareholders, nominees for director, immediate family members of greater than 5% shareholders and nominees for director, and persons (other than a tenant or employee) sharing the household of a director, executive officer, nominee for director, or greater than 5% beneficial owner are participants, to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the directors and executive officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee is charged with reviewing and approving or ratifying any related party transaction. The Audit Committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transaction, whether the transaction is in the ordinary course of the Company’s business, the dollar value of the transaction, and whether the transaction is in the interest of the Company.

Upon review by the Audit Committee, no transactions concerning our directors, executive officers or greater than 5% shareholders or immediate family members of these persons require disclosure under Item 404(a).

Compensation Committee Interlocks and Insider Participation

During fiscal year 2020, the members of the Compensation Committee had no relationships with the Company other than their relationships as directors, their entitlement to the receipt of standard compensation as directors and members of certain committees of the Board, and their relationships to the Company as shareholders. During fiscal year 2020, no person serving on the Compensation Committee or on the Board was an executive officer of another entity for which any of our executive officers served on the compensation committee.

SECURITIES OWNERSHIP

Principal Shareholders

The following table provides the latest available information as of September 16, 2020 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock(1)
The Vanguard Group, Inc.(2)	2,664,040	10.61%
Blackrock, Inc.(3)	2,326,411	9.27%
Dimensional Fund Advisors LP(4)	1,267,555	5.05%
(1)	Based on 25,099,153 shares of common stock outstanding as of September 16, 2020, the record date.
(2)

The number of shares beneficially held by The Vanguard Group, Inc. (Vanguard) is based solely on information in a Schedule 13G/A filed with the SEC by Vanguard on February 12, 2020 on behalf of itself and certain entities under its control. The report states that Vanguard has sole dispositive power over 2,648,738 shares, shared dispositive power over 15,302 shares, sole voting power over 12,597 shares and shared voting power over 5,756 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

The number of shares beneficially held by BlackRock, Inc. (BlackRock) is based solely on information in a Schedule 13G/A filed with the SEC by BlackRock on February 5, 2020 on behalf of itself and certain entities under its control. The report states that BlackRock has sole voting power over 2,226,567 shares and sole dispositive power over all 2,326,411 shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

The number of shares beneficially held by Dimensional Fund Advisors LP (Dimensional) is based solely on information in a Schedule 13G/A filed with the SEC by Dimensional on February 12, 2020 on behalf of itself and certain entities under its control. The report states that Dimensional has sole voting power over 1,237,184 shares and sole dispositive power over all 1,267,555 shares. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

SECURITIES OWNERSHIP

Directors and Management

The following table provides information as of September 16, 2020 with respect to beneficial ownership of the Company’s common stock for each executive officer, each director, and for all current executive officers and directors of the Company as a group.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)(3)
J. P. London	98,154(4)	*
John S. Mengucci	72,672(5)	*
Thomas A. Mutryn	44,014(6)	*
Gregory R. Bradford	55,160(7)	*
John DeFreitas	3,773(8)	*
DeEtte Gray	13,390(9)	*
J. William Koegel, Jr.	20,924(10)	*
Todd Probert	—	*
Kevin Kelly	3,491(11)	*
Michael A. Daniels	7,860(12)	*
Susan M. Gordon	—	*
William L. Jews	7,701(12)	*
Gregory G. Johnson	5,311(12)	*
James L. Pavitt	6,584(12)	*
Warren R. Phillips	6,492(12)	*
Debora A. Plunkett	1,031(12)	*
Charles P. Revoile	33,642(12)	*
William S. Wallace	10,383(12)	*
All Current Executive Officers and Directors as a Group (18 in number)	390,582	1.56%
(1)	All Restricted Stock Units (RSUs) vesting as of September 16, 2020 or within 60 days after that date are treated as shares of common stock that are beneficially owned.
(2)	Based on 25,099,153 shares of common stock outstanding as of the September 16, 2020 record date.
(3)

The asterisk (*) denotes that the individual holds less than one percent of our outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors as a Group shown above.

(4)	Includes 13,018 restricted stock shares obtainable upon vesting of RSUs within 60 days after September 16, 2020.
(5)	Includes 19,115 restricted stock shares obtainable upon vesting of RSUs within 60 days after September 16, 2020.
(6)	Includes 14,298 restricted stock shares obtainable upon vesting of RSUs within 60 days after September 16, 2020.
(7)	Includes 5,940 restricted stock shares obtainable upon vesting of RSUs within 60 days after September 16, 2020.
(8)	Includes 2,999 restricted stock shares obtainable upon vesting of RSUs within 60 days after September 16, 2020.
(9)	Includes 4,724 restricted stock shares obtainable upon vesting of RSUs within 60 days after September 16, 2020.
(10)	Includes 5,526 restricted stock shares obtainable upon vesting of RSUs within 60 days after September 16, 2020.
(11)	The number of shares beneficially held by Kevin Kelly is based solely on information in a Form 4 filed with the SEC on March 3, 2020.
(12)	Includes 163 shares obtainable upon vesting of RSUs within 60 days after September 16, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors, and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

SECURITIES OWNERSHIP

Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended June 30, 2020.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides the principles, objectives, structure, analyses and determinations of the Compensation Committee with respect to the fiscal year 2020 compensation of the following named executive officers (NEOs):

J.P. London, Executive Chairman and Chairman of the Board

John S. Mengucci, President and Chief Executive Officer

Thomas A. Mutryn, Executive Vice President, Chief Financial Officer and Treasurer

DeEtte Gray, President, Business and Information Technology Solutions (BITS)

Kevin L. Kelly, Former President, National Security and Innovative Solutions (NSIS)[1]

The principles, objectives and structure of our fiscal year 2020 executive compensation were established in June 2019, at the quarterly meeting when our Compensation Committee traditionally makes executive compensation decisions. The Compensation Committee’s fiscal year 2020 compensation decisions reflect the Company’s performance as well as our executives’ individual performance in the prior fiscal year.

Executive Summary

Who We Are

For more than 58 years, we have delivered innovation, expertise, technology, and excellence in support of our customers’ vital national missions to defeat global terrorism, secure the homeland, and improve government services. Through our long-standing customer relationships across the federal marketplace, we have become a trusted provider of high-value solutions for our nation’s highest priorities.

We provide expertise and technology to our defense, intelligence, and civilian customers in the following market areas: Business Systems & Business Process Services (BPS); Command, Control, Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) & Cyber; Engineering Services; Enterprise Information Technology (IT); and Mission Support. Our solutions in all of these markets deliver the quality and efficiency customers require to advance their capabilities and complete their missions. Our international operations provide a diverse mix of IT services and proprietary data and software products, serving commercial and government customers throughout the U.K., continental Europe and around the world.

Our Mission

CACI is ever vigilant in helping our customers meet their greatest enterprise and mission challenges in national security and government modernization. Our distinctive expertise and technology deliver innovation and excellence. We are a company of good character, and our dynamic team of professionals is committed to doing the right thing by performing with ethics and integrity. We take pride in our achievements and create value for employees, customers, and shareholders.

[1]	Mr. Kelly served as the Company’s President, National Security and Innovative Solutions during fiscal year 2020 and resigned effective July 3, 2020.

ExeCutive Compensation

CACI At-A-Glance

~$5.7 billion annual revenue	Fortune 1000 Largest Companies in America
Consistently recognized as a top employer of veterans; Veterans represent ~36% of our workforce	A Fortune World’s Most Admired Company in IT Services
Approximately 22,900 employees; ~65% with security clearances	Character-based culture of ethics, integrity, and operational excellence

Growth Strategy

In fiscal year 2020, we continued executing upon our growth strategy via initiatives focused on delivering long-term value to our customers and shareholders such as:

OUR GROWTH STRATEGY

WINNING NEW BUSINESS

•     Market aligned, focused on government’s high-priority missions

•     Optimizing business development

•     Bidding selectively, winning larger contracts

•     Increasing solutions and fixed price content

DRIVING OPERATIONAL EXCELLENCE

•     Credentialing value delivery systems

•     Efficient, effective, ethical program management

DEPLOYING CAPITAL IN SUPPORT OF FUTURE GROWTH

•     M&A is our first priority for capital deployment

•     Add capability and customers to accelerate growth

•     Deliver long-term shareholder value

Financial Performance Summary

Fiscal Year 2020 Performance

Below are charts outlining our performance over the last three fiscal years for the primary performance metrics used by the Compensation Committee in determining our NEOs’ compensation. The performance metrics for fiscal year 2018 are shown without the impact of the Tax Cuts and Jobs Act of 2017 (the “TCJA”) that occurred during fiscal year

ExeCutive Compensation

2018, as that did not affect NEO compensation (i.e., payouts were determined without the increases to diluted earnings per share (“EPS”) and net after tax profit (“NATP”) caused by the legislation). The performance metrics were otherwise determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

The growth depicted in the performance charts had a substantial impact on our NEOs’ earned compensation over the course of this period. For fiscal year 2020, this resulted in an average achievement of 146% of the targeted annual incentive plan value, and the growth of the Company’s stock price through September 15, 2020 resulted in achievement of 101% of the performance-based equity awards granted to the NEOs during the fiscal year, during the first year of the three-year performance period.

COVID-19 IMPACT

We estimate that COVID-19 negatively impacted our fiscal year 2020 financial results by approximately $68.0 million of total revenue and $17.9 million of NATP. The financial impact was primarily driven by CACI employees and subcontractors who were unable to access certain facilities due to COVID-19 and who could not telework. No modifications were made to our compensation programs as a result of COVID-19. All metrics were unchanged from what was established at the beginning of the fiscal year, and incentive programs were assessed including the impacts of COVID-19.

ExeCutive Compensation

2019 Say on Pay Vote

DECISION SUPPORT

As the Compensation Committee made its fiscal year 2020 compensation decisions, it considered that 97% of the votes cast on the Company’s fiscal year 2019 executive compensation program (the “Say on Pay” proposal) were voted in favor of the “Say on Pay” proposal at the Company’s 2019 Annual Meeting. This continued the strong support as shown in 2018’s and 2017’s 96% and 99% approval rates, respectively. The Company also actively engages with our shareholders to understand our shareholders’ views towards the program and reviews comments from shareholder advisory services.

Pay for Performance Philosophy

The Compensation Committee believes our executive compensation program should incent and reward behaviors that build a foundation for our long-term performance and success while also supporting the achievement of annual objectives. Our performance assessment framework and executive compensation program are designed to reward such performance by linking our executives’ compensation to the achievement of both long- and short-term goals. For example, the annual incentives paid to each of our NEOs vary with performance, including our annual financial results.  Additionally, the NEOs receive two types of long-term incentive plan awards that will result in payouts only if we achieve targeted growth in such measures as stock price performance, EPS, NATP and revenue.

Executive Compensation Program Design

The substantial majority of our NEOs’ compensation is directly tied to our performance with short-term and long-term incentives comprising an average of approximately 78% of our NEOs’ target total direct compensation (“TDC”). The following is a list of the principal components of our executive compensation program:

Character	Component	Description
Fixed	Base Salary	• Annual fixed portion of NEOs’ TDC designed to attract and retain experienced executives, comprising only approximately an average of 22% of our executives’ target TDC in fiscal year 2020.
At Risk	Annual Incentives	• Cash bonus plan that rewards NEOs for achieving quarterly and annual performance objectives based on EPS, NATP, Total CACI Revenue and Direct Labor, calculated as described below.
Long-Term Incentives

•   Performance-based Restricted Stock Units (“PRSUs”) earned based on achievement of a minimum one-year EPS threshold, adjusted for annual changes in stock price over a three-year period, and vesting on the third and fourth grant anniversaries.

•  Cash-based long-term incentive plan (“LTIP”) provides value to the executive only to the extent NATP and revenue significantly outperformed plan over a three-year period. The Compensation Committee reviews the LTIP annually and has sole discretion for approving new plans.

ExeCutive Compensation

Performance Assessment

Compensation Committee

The Compensation Committee uses a comprehensive process to assess performance on an ongoing basis, which includes frequent dialogue with management about financial performance relative to our goals and competitors, and assessment of corporate and individual executive accomplishments.

Independent Consultant

The Compensation Committee also asks its independent compensation consultant to assess our pay-for-performance alignment, which includes an analysis of our NEOs’ realizable pay relative to our peer group and an analysis of operational and shareholder returns relative to our peer group.

Historical Pay for Performance Results

Our pay for performance philosophy is reflected in the compensation that has been earned by our NEOs over the past three years. The chart below summarizes our corporate performance against the Compensation Committee performance metrics and the impact our performance had on our NEOs’ compensation:

Fiscal Year of Grant	Performance	Average Annual Incentive Payouts (Cash)	Long-Term Incentives (Equity)	Long-Term Incentives (Cash)
2020	NATP > Target Total CACI Revenue > Target EPS > Target Direct Labor > Target 1-Year Average Stock Price +1%(1)	146% of Target	101% PRSUs Earned Through Completion of First Year of Measurement(1)	N/A as no new LTIP was approved for FY20
2019	NATP > Target Total CACI Revenue > Target EPS > Target Direct Labor > Target 1-Year Average Stock Price +17% 2-Year Average Stock Price +18%(1)	239% of Target	117% PRSUs Earned Through Completion of Second Year of Measurement(1)	N/A as no new LTIP was approved for FY19
2018	NATP > Target Total CACI Revenue > Target EPS > Target Direct Labor < Target 1-Year Average Stock Price +43% 2-Year Average Stock Price +67% 3-Year Average Stock Price +71%	222% of Target	160% PRSUs Earned Through Completion of Third Year of Measurement	97% Earned Through Completion of Third Year of Measurement
(1)	The amounts reflected for Stock Price and Long-Term Incentives are based on the Company’s performance through September 15, 2020.

ExeCutive Compensation

Executive Compensation Practices

We also maintain certain executive compensation practices designed to strengthen the connection between our executives’ interests and the interests of our shareholders. The following chart is a summary of the compensation practices that we do and do not employ to advance our shareholders’ long-term interests:

What We Do	What We Don’t Do
✓ More than 75%% of NEO Compensation “At-Risk”	✘ No Excessive Perquisites
✓ 100% of Annual Equity Compensation Performance-Based	✘ No Repricings
✓ Rigorous Stock Ownership Guidelines	✘ No Tax Gross-ups Approved Since 2007
✓ Clawback Policy	✘ No Automatic Single Trigger Equity Vesting on Change of Control
✓ Extended Service-Based Vesting on PRSUs

Compensation Governance, Process and Incentive Decisions

Decision Making

The Decision Makers

The Compensation Committee, composed solely of independent directors, is responsible for our executive officer compensation decisions. The Compensation Committee works very closely with its independent consultant and management to examine pay and performance matters during the year. The Compensation Committee held six meetings over the course of fiscal year 2020, and all meetings either ended or started with executive sessions without management present. The Compensation Committee’s charter may be accessed on our website at investor.caci.com/leadership-governance/documents.

Compensation Committee’s Independent Compensation Consultant

Until December 31, 2019, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. Effective January 1, 2020, the Compensation Committee retained Coda Advisors, LLC (“Coda”) as its independent compensation consultant. We refer to both firms collectively when describing the compensation consultant's services and duties.

With respect to fiscal year 2020, the compensation consultant attended Compensation Committee meetings, met with the Compensation Committee in executive sessions, reviewed and provided recommendations on the components of the Company’s executive compensation program and provided compensation advice independent of the Company’s management.

The compensation consultant reports directly to the Committee and performs no work for management other than providing advice on executive compensation pursuant to its engagement by the Committee. The Compensation Committee assessed the independence of both FW Cook and Coda pursuant to SEC rules and concluded that their work for the Compensation Committee did not raise any conflicts of interest.

ExeCutive Compensation

Making Decisions

The Compensation Committee has both a strategic and administrative role in managing the compensation structure of the Company, with an emphasis on compensation of top management.  Strategically, the Compensation Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of an appropriate compensation philosophy and effective program elements.

Administratively, the Compensation Committee reviews compensation paid, salary progressions, incentive compensation allocations, benefits and perquisites provided to all employees, and equity awards granted under all shareholder-approved plans.

The Compensation Committee is responsible for setting the compensation, including incentive and equity-based compensation, of the Company’s executive officers, including NEOs.

The Committee reviews corporate performance each quarter and assesses progress for each goal in the annual incentive program and active long-term incentive programs from current and prior fiscal years. The Committee uses a performance assessment framework to make CEO compensation decisions. For the other NEOs, the Committee, with input from the CEO, reviews (1) business unit/staff group performance against the objectives set for the fiscal year, and (2) each NEO’s Leadership Assessment based on individual performance with regard to key leadership attributes. The Committee evaluates each NEO’s relative compensation and changes in responsibilities and considers current pay practices for comparable positions at peer companies. The Committee also considers the CEO’s recommendations, succession planning, retention, and advice of its independent compensation consultant. Finally, before making pay decisions, the Committee reviews the pay mix to ensure that it is competitively positioned and performance-based. The Committee also discusses other information relevant to executive compensation, such as trends, regulatory updates, and shareholder feedback.

ExeCutive Compensation

Process

The Compensation Committee followed the process outlined below to determine and assess NEO compensation in fiscal year 2020:

FY 2019/2020

Q4 FY2019 | ending 6/30/2019

•Finalized fiscal year 2020 compensation program design

•Finalized metrics and goals for the fiscal year 2020 annual incentive plan

•Set total target direct compensation for the NEOs for fiscal year 2020

DETERMINE TDC TARGETS FOR THE NEOs

At the end of fiscal year 2019, the Compensation Committee determined fiscal year 2020 TDC targets for the CEO and each of the other NEOs employed at the time based on the following process:

•Leadership Evaluation: The Compensation Committee uses a performance assessment framework to make CEO compensation decisions. For the other NEOs, the Compensation Committee, with input from the CEO, reviews (1) performance against the objectives set in fiscal year 2019, and (2) each NEO’s Leadership Assessment based on individual performance with regard to key leadership attributes.

•Risk-Balancing and Performance: In evaluating the performance of the NEOs, the Compensation Committee seeks to understand what was accomplished relative to established objectives, how it was accomplished, the quality of financial results and the Company’s strategic positioning for future competitive advantage.

•Market Practices: The Compensation Committee evaluates each NEO’s relative compensation and changes in responsibilities and considers current pay practices for comparable positions at peer companies.

•Independent Consultant Input: The Compensation Committee receives input from its independent compensation consultant.

•Other Factors: For the NEOs other than the CEO, the Compensation Committee also considers the CEO’s recommendations, succession planning and retention. Finally, before making pay decisions, the Compensation Committee reviews the pay mix to ensure that it is competitively positioned and performance-based.

PROGRAM DESIGN AND GOAL SETTING

At the end of fiscal year 2019, the Compensation Committee also finalized the fiscal year 2020 annual incentive plan. Early in fiscal year 2020, they also reviewed and approved the metrics and goals for the PRSUs.

Q1 FY2020 | ending 9/30/2019

•Set the metrics and goals for the PRSUs

Q2, Q3, and Q4 FY2020 | ending 12/31/2019, 3/31/2020 and 6/30/2020

•Certified PRSU performance for completed measurement periods

•Reviewed the Company’s performance and assessed progress toward objectives

•Assessed progress toward NEO objectives

•Discussed potential program changes considering feedback from shareholders, regulatory guidance, and external trends

REVIEW OF PROGRESS AGAINST GOALS

The Compensation Committee reviews corporate performance each quarter and assesses progress against each of the incentive plan’s goals.  The Compensation Committee also discusses other information relevant to executive compensation, such as trends, regulatory updates, and shareholder feedback.

ExeCutive Compensation

FY 2021	Q1 FY2021 | ending 9/30/2020 •Evaluate and discuss NEO performance Determine payouts for the NEOs based on achievement of the performance metrics for the annual incentive plan, PRSUs and LTIP

FINAL EVALUATION OF FISCAL YEAR 2020 GOALS

At the conclusion of fiscal year 2020, the Compensation Committee reviewed and approved the payouts for the annual incentive plan and LTIP plan and achievement of performance metrics under PRSUs.

Assessing Competitive Practice

Coda assists the Committee by reviewing comparative market data on compensation practices and programs within the Company’s peer group.

During fiscal year 2020, Coda was responsible for providing information on new laws and regulations, general industry compensation practices, recommendations for director compensation and compensation for management positions under the Committee’s purview, and for performing independent assessments of management recommendations brought before the Committee. FW Cook or Coda participated in all meetings of the Committee during the fiscal year.

For fiscal year 2020, peer comparisons were performed against 15 publicly-traded companies which were selected based on similarities to CACI in size and/or industry as well as operational similarities. The selected companies were as follows:

Alliance Data Systems Corporation	Booz Allen Hamilton Holding Corporation	Broadridge Financial Solutions, Inc.	Cognizant Technology Solutions Corporation
Fidelity National Information Services, Inc.	Fiserv, Inc.	Harris Corporation	Leidos Holdings, Inc.
LiveRamp Holdings, Inc.	ManTech International Corporation	MAXIMUS, Inc.	Science Applications International Corporation
Sykes Enterprises, Inc.	Tetra Tech, Inc.	Unisys Corporation

The companies used for peer comparisons are reviewed annually and adjusted as necessary due to changes at the selected company (e.g., acquisitions, bankruptcies, etc.) or changes in the comparability of the selected company to CACI. For fiscal year 2020, Convergys Corporation and CSRA Inc. were removed as both companies were acquired in 2018. In addition, Acxiom Corporation was replaced by its successor, LiveRamp Holdings, Inc.

General industry market information for NEO and other senior executive compensation was also provided for the Compensation Committee by Willis Towers Watson, which did not provide advice or analysis regarding the data provided.

Determining Executive Compensation

Executive Compensation Objectives

Our NEO compensation programs are designed to attract, retain and reward the management talent that we need to maintain and strengthen our position in the industry and to achieve our business objectives.

ExeCutive Compensation

OUR COMPENSATION PRINCIPLES

Our compensation programs for NEOs are guided by three basic principles:

Link compensation to performance. We believe that compensation levels should reflect performance - both the performance of CACI and the performance of the recipient.

Maintain competitive compensation levels.  We strive to offer programs and levels of compensation that are competitive with those offered by the Company’s peer group to attract, retain and reward our NEOs.

Align management’s interests with those of shareholders.  We seek to implement programs that will align management’s interests with those of shareholders and increase long-term shareholder value by granting long-term equity incentive awards each year.

Principal Elements of Compensation

	Component	Average Percentage of FY20 TDC[2]	Role
Fixed	Base Salary	22%	•To provide a stable, reliable monthly income •Set at levels that should generally comprise a low percentage of total target compensation
At Risk	Annual Incentive Compensation	25%

•To reward the achievement of quarterly and annual financial goals

•Links compensation to short-term performance since award amounts are determined after each quarter and the fiscal year based on actual results

•Time horizon: 1 year

	Performance-Based Restricted Stock Units	53%

•Aligns executive interests with those of shareholders as potential value of awards increases or decreases with stock price

•Retains executive officers through multi-year vesting

•Time horizon: 4 years

	Other Compensation	N/A

•To allow executive officers to participate in other employee benefit plans

•To provide select supplemental benefits that are competitive within the industry

•To provide opportunity for deferring income taxes on a portion of annual income

[2]

Percentages are based on the target amounts for the individual components described in the “Fiscal year 2020 Base Salaries,” “Fiscal year 2020 Annual Incentives,” and “Fiscal year 2020 Long-Term Incentives” sections below.

ExeCutive Compensation

Fiscal Year 2020 Base Salaries

In late fiscal year 2019, the Compensation Committee reviewed and approved our NEOs’ base salaries for fiscal year 2020, taking into consideration the median of base salaries for comparable executives among our peer group, individual performance in fiscal year 2019 and the Company’s overall annual fiscal year 2020 merit increase guidance applicable to all employees.

The adjustments approved by the Compensation Committee became effective on July 1, 2019 for Mr. Mengucci and Ms. Gray, coincident with them taking their new roles. The adjustments for Dr. London and Mr. Mutryn became effective August 1, 2019, which was the Company’s date for salary increases for all employees remaining in existing roles.

Name	FY2019 Base Salary ($)	FY2020 Base Salary ($)	Percentage Change
J.P. London	680,000	800,000	17.6%
John S. Mengucci	660,000	950,000	43.9%
Thomas A. Mutryn	555,000	625,000	12.6%
DeEtte Gray	570,000	603,000	5.8%
Kevin L. Kelly	525,000	550,000	4.8%

Mr. Mengucci was appointed President and Chief Executive Officer effective July 1, 2019 after previously serving as the Company’s Chief Operating Officer. In connection with Mr. Mengucci’s appointment, the Committee established his base salary based upon evaluating the competitive median for his new position and the salary for the former President and Chief Executive Officer Mr. Kenneth Asbury.

Dr. London received an increase in his base salary given the increased activity relating to the transition to, and the need to mentor, a new Chief Executive Officer, and expanded activity in connection with the Company’s accelerating growth and diversification.

Mr. Mutryn’s and Ms. Gray’s increases included a one-time offset for a reduction in annual paid time off (PTO) due to a change in the company’s PTO program. Without the impact of the offset, the annual increases would have been 5.8% and 3.2%, respectively.

Fiscal Year 2020 Annual Incentives

Target Annual Incentives

Our annual incentive program is a cash incentive plan designed to motivate our executive officers to achieve pre-established quarterly and annual performance objectives. In establishing target annual incentives for fiscal year 2020, the Compensation Committee reviewed our NEOs’ total target cash compensation, including forecasted results of the LTIP, relative to our peers and made certain adjustments to more closely align our NEOs’ total target cash compensation to the Company’s peer group. The table below shows the fiscal year 2020 NEO target annual incentive levels that were approved by the Compensation Committee in late fiscal year 2019.

ExeCutive Compensation

Name	FY2019 Target Annual Incentive ($)	FY2020 Target Annual Incentive ($)	FY2020 Percentage of Base Salary	Percentage Change
J.P. London	850,000	1,000,000	125%	17.6%
John S. Mengucci	975,000	1,275,000	134%	30.8%
Thomas A. Mutryn	540,000	570,000	91%	5.6%
DeEtte Gray	680,000	702,000	116%	3.2%
Kevin L. Kelly	N/A	580,000	105%	N/A

In connection with Mr. Mengucci’s appointment to President and Chief Executive Officer, the Committee established his annual incentive target based upon evaluating CEO compensation of the Company’s peer group, and the compensation of former President and Chief Executive Officer, Mr. Kenneth Asbury.

Dr. London received an increase in his annual incentive target given the increased activity relating to the transition to, and the need to mentor,  a new Chief Executive Officer, and expanded activity in connection with the Company’s accelerating growth and diversification.

Mr. Kelly joined CACI in March 2019 as part of the acquisition of LGS Innovations LLC. He became subject to CACI’s annual incentive program in fiscal year 2020.

Design

The annual incentive plan has both annual and quarterly components to ensure that executives are focused on performance throughout the fiscal year. These components are described below:

Component	Determination
Annual

Established at the beginning of the fiscal year and may be modified by the Compensation Committee during the fiscal year due to changes in business conditions (e.g., acquisitions, major corporate events, etc.). During fiscal year 2020, no modifications were made.

Quarterly	Established at the beginning of the fiscal year and reviewed at the beginning of each quarter, with each quarter representing 10% of the annual incentive program for each NEO.

Fiscal Year 2020 Targets

At the beginning of each fiscal year, the Compensation Committee establishes the performance metrics applicable to the annual and quarterly components of the annual incentive program. The performance metrics are selected to incent the Company’s growth and support the interests of the Company’s shareholders and are applied to each executive based on their responsibilities. For fiscal year 2020, the Compensation Committee used the same Company-level performance metrics as fiscal year 2019, as they determined the metrics were effective and properly incenting behavior:

ExeCutive Compensation

Performance Metric	Purpose
CACI NATP	NATP is the primary indicator of performance that is controlled by the Company and is used as the primary incentive metric to ensure our executives’ focus on overall profitability.
CACI EPS	EPS is a measure of profitability that is commonly used by our shareholders in evaluating our performance.
CACI Total Revenue

Revenue is our primary measure of the Company’s growth which requires the maintenance and expansion of current business and the capture of new business. To incent organic growth, the Committee decided to evaluate whether to include acquired revenue in the measurement of this metric after the completion of each acquisition. For fiscal year 2020, CACI Total Revenue was computed in accordance with GAAP and included revenue from all acquisitions.

CACI Direct Labor

Direct labor is a measure of the amount of work performed by employees, as opposed to costs from other sources. It is also a measure of the quality of revenue, as increased direct labor is more indicative of organic growth and margin improvement.

In addition, the Compensation Committee approved metrics for the Company’s business sectors, which were applicable to Ms. Gray and Mr. Kelly, among others:

Performance Metric	Purpose
Sector Pretax Profit (PTP)	Pretax profit is the primary indicator of the performance of the sector and is used as the primary incentive metric to ensure our sector executives’ focus on overall profitability.
Sector Revenue	Revenue is the primary measure of the sector’s growth, which requires the maintenance and expansion of current business and the capture of new business.
Sector Day Sales Outstanding (DSO)

DSO measures the average number of days that it takes to collect payment from the Company’s customers for services rendered. This was added to the incentive plan for fiscal year 2020 to provide incentive to reduce the Company’s overall DSO.

Sector Net New Hires

Retaining existing and hiring new employees is important to the Company’s success and growth, and a direct contributor to CACI Direct Labor. This metric measured the growth of the number of employees in each sector, and was included in the fiscal year 2020 incentive plan in order to provide incentive to both retain our current employees as well as to fill open job requisitions.

The following is a summary of the performance metrics applicable to each NEO for the annual and quarterly components of the annual incentive program.

	Annual		Quarterly
	Metrics	Weight	Metrics	Weight
Dr. London, Mr. Mengucci, and Mr. Mutryn	CACI EPS	50%	CACI NATP	50%
	CACI Total Revenue	30%	CACI Total Revenue	30%
	CACI Direct Labor	20%	CACI Direct Labor	20%
Ms. Gray and Mr. Kelly	Sector Net New Hires	30%	Sector DSO	20%
	Sector PTP	20%	Sector PTP	20%
	Sector Revenue	20%	Sector Revenue	20%
	CACI NATP	15%	CACI NATP	20%
	CACI Total Revenue	15%	CACI Total Revenue	20%

ExeCutive Compensation

After determining the appropriate performance metrics and weights applicable to the annual incentive program, the Compensation Committee establishes the target performance levels for the Company performance metric at the beginning of the fiscal year. The performance targets for each metric are established based on the Company’s five-year strategic plan, current business environment, review of the competitive market, historical performance against targets and the Company’s desire for growth. The President and Chief Executive Officer is responsible for flowing the Company metrics down to sector-level metrics.

Once performance targets are established for each Company performance metric, the Compensation Committee determines appropriate lower, or “Cut,” threshold levels for each metric and upper, or “Stretch,” threshold levels. For performance below Cut levels, no bonus is awarded. For performance at or above Cut levels, bonus payouts are prorated on a straight-line basis. For performance goals that represent profit metrics, bonus payouts for performance above Stretch levels are calculated as a percentage of the NEOs’ respective metric performance.  Total payment for the annual incentive program is capped at 250% of the target payout for each NEO.

The ranges between Cut, Target and Stretch thresholds are based upon multiple factors assessed by the Compensation Committee, including historical ranges and historical performance against Cut, Target and Stretch thresholds. For fiscal year 2020, for profit (CACI NATP, CACI EPS, and Sector Pretax Profit) and revenue (CACI Total Revenue, CACI Direct Labor, and Sector Revenue) metrics, the Committee set the Cut thresholds at 94% of Target and Stretch thresholds at 104% of Target. The thresholds for Net New Hires were set with Cut at 96% of Target and Stretch at 104% of Target. The thresholds for DSO were set with Cut at 96% of Target and Stretch at 106% of Target, similar to the other metrics but with the difference being that lower DSO was being incented.

Fiscal Year 2020 Performance

Performance relative to each metric used in calculating our NEOs’ annual incentive payout is delineated below for fiscal year 2020.

Annual Metrics	Target	Actual	Result
CACI NATP ($M)	308.7	321.5	Above Stretch
CACI EPS	12.06	12.61	Above Stretch
CACI Total Revenue ($M)	5,620	5,720	Between Target and Stretch
CACI Direct Labor ($M)	1,669	1,685	Between Target and Stretch
Sector PTP: BITS ($M)	214.1	242.2	Above Stretch
Sector PTP: NSIS ($M)	179.2	155.3	Below Cut
Sector Revenue: BITS ($M)	2,291	2,299	Between Target and Stretch
Sector Revenue: NSIS ($M)	2,090	2,012	Between Cut and Target
Sector Net New Hires: BITS	466	81	Below Cut
Sector Net New Hires: NSIS	446	90	Below Cut

Performance relative to each quarterly metric used in calculating our NEOs’ annual incentive payout is delineated below on a quarterly basis for fiscal year 2020:

Company Quarterly Metrics	CACI NATP ($M)	CACI Total Revenue ($M)	CACI Direct Labor ($M)

ExeCutive Compensation

Q1	Target	61.6	1,319	397.7
	Actual	68.0	1,363	404.3
	Result	Above Stretch	Between Target and Stretch	Between Target and Stretch
Q2	Target	69.7	1,365	399.8
	Actual	79.2	1,395	398.4
	Result	Above Stretch	Between Target and Stretch	Between Cut and Target
Q3	Target	82.1	1,442	429.3
	Actual	80.6	1,466	435.3
	Result	Between Cut and Target	Between Target and Stretch	Between Target and Stretch
Q4	Target	95.4	1,496	442.1
	Actual	93.7	1,496	447.1
	Result	Between Cut and Target	At Target	Between Target and Stretch

BITS Sector Quarterly Metrics		Sector PTP ($M)	Sector Revenue ($M)	Sector DSO
Q1	Target	52.0	546.5	66
	Actual	56.0	554.8	58
	Result	Above Stretch	Between Target and Stretch	Above Stretch
Q2	Target	46.7	542.1	64
	Actual	57.5	546.1	61
	Result	Above Stretch	Between Target and Stretch	At Stretch
Q3	Target	54.5	581.9	63
	Actual	58.6	582.5	56
	Result	Above Stretch	Between Target and Stretch	Above Stretch
Q4	Target	60.7	620.2	61
	Actual	70.3	615.5	57
	Result	Above Stretch	Between Cut and Target	Above Stretch

NSIS Sector Quarterly Metrics		Sector PTP ($M)	Sector Revenue ($M)	Sector DSO
Q1	Target	35.2	457.2	58
	Actual	38.9	471.3	59
	Result	Above Stretch	Between Target and Stretch	Between Cut and Target

ExeCutive Compensation

Q2	Target	41.8	489.9	57
	Actual	38.6	491.6	60
	Result	Below Cut	Between Target and Stretch	Between Cut and Target
Q3	Target	50.3	553.1	57
	Actual	43.4	523.2	59
	Result	Below Cut	Between Cut and Target	Between Cut and Target
Q4	Target	51.9	589.8	56
	Actual	34.4	525.7	58
	Result	Below Cut	Below Cut	Between Cut and Target

In consideration of the performance outlined above, the table below provides a summary of the annual incentives actually earned by our NEOs. The differences in the payouts as a percentage of target for Dr. London and Messrs. Mengucci and Mutryn despite their having the same metrics is due to the impact of performing above Stretch for the NATP metric. Dr. London and Mr. Mengucci receive 2.0% of the amount that CACI NATP exceeds the Stretch level up to a total earned annual incentive of 250% of their target payout, and Mr. Mutryn receives 1.5% of the amount that CACI NATP exceeds the Stretch level up to a total earned annual incentive of 250% of their target payout.

Name	Total Target Annual Incentive ($)	Total Earned Annual Incentive ($)	Payout as a Percentage of Target
J.P. London	1,000,000	1,548,878	155%
John S. Mengucci	1,275,000	1,913,739	150%
Thomas A. Mutryn	570,000	922,843	162%
DeEtte Gray	702,000	1,366,061	195%
Kevin L. Kelly	580,000	401,272	69%

Fiscal Year 2020 Long-Term Incentives

Performance-Based Restricted Stock Units (PRSUs)

A significant portion of our NEOs’ TDC is granted in the form of PRSUs that are designed to improve shareholder value and contribute to the growth and financial success of the Company. To receive any shares granted under the award, the Company must reach a minimum one-year EPS threshold. If the minimum threshold is met, then any earned shares are earned over a three-year performance period with the number of shares earned each year adjusted by the percentage growth or decline from the average stock price over the 90 calendar days immediately preceding the grant to the average stock price over the 90 calendar days immediately preceding the first, second and third anniversaries of the grant date, subject to an overall cap of 200% of the target number of PRSUs granted. Once earned, the shares vest ratably on the third and fourth anniversaries of the grant date. Below is a hypothetical example of how PRSUs are earned and vested:

ExeCutive Compensation

Grant: 3,000 Shares (all earned amounts assume 10% annual stock price growth)
One-Year Trigger	1st Grant Anniversary	2nd Grant Anniversary	3rd Grant Anniversary	4th Grant Anniversary
EPS Target Achieved	1,100 Earned	1,200 Earned	1,300 Earned
			1,800 Vest	1,800 Vest
EPS Target Not Achieved	N/A	N/A	N/A	N/A

The EPS threshold for fiscal year 2020 was set at $8.75. This was based on anticipated potential delays from new business awards compared to what was in the fiscal year 2020 plan, which was considered to be a realistic possibility given the dynamics of the government services industry.

During the annual review of the equity program, the Compensation Committee considered other formats, such as stock options, stock appreciation rights, non-performance-based RSUs, performance-based equity that leverages other financial metrics approved within the CACI 2016 Amended and Restated Incentive Compensation Plan, and performance-based equity based on relative performance metrics against a defined peer group or stock market index. Regarding the use of relative performance metrics, it was determined that the existing and anticipated turnover of companies in the competitive market due to acquisitions, spin-offs, privatization, new public offerings and other similar transactions made the measurement over a three-year period unfeasible at this time. Further, feedback from our investors in recent years about the potential usage of a stock market index for a relative performance metric indicated that such a metric would receive little support.

The Compensation Committee used market data provided by its compensation consultants to set the target value of equity for the NEOs. Based on this review, the Compensation Committee made certain adjustments to align our NEOs with the peer group.

Name	2019 Target Equity Value ($)	2020 Target Equity Value ($)	Percentage Change
J.P. London	1,575,000	1,925,000	22.2%
John S. Mengucci	1,575,000	3,800,000	141.3%
Thomas A. Mutryn	1,100,000	1,200,000	9.1%
DeEtte Gray	1,000,000	1,250,000	25.0%
Kevin L. Kelly	N/A	1,000,000	N/A

In connection with Mr. Mengucci’s appointment to President and Chief Executive Officer, the Committee established his annual equity value target based upon evaluating CEO compensation of the Company’s peer group, and the compensation of former President and CEO, Mr. Kenneth Asbury.

Dr. London received an annual equity increase given the increased activity relating to the transition to, and the need to mentor, a new Chief Executive Officer, and expanded activity in connection with the Company’s accelerating growth and diversification.

Mr. Kelly joined CACI in March 2019 as part of the acquisition of LGS Innovations LLC. He became subject to CACI’s annual equity incentive program in fiscal year 2020.

Special Equity Grants

ExeCutive Compensation

During fiscal year 2020 the Compensation Committee approved two special one-time equity grants for NEOs:

•

Dr. London received a PRSU grant in recognition for the additional role he was taking on in fiscal year 2020 to mentor a new CEO and expanded activity in connection with the Company’s accelerating growth and diversification.  This grant was valued at $2,000,000 at the time of grant, and shall become earned only upon satisfying a defined minimum EPS threshold at the conclusion of Company’s fiscal year 2021. If the performance condition is satisfied, it will then vest on second anniversary of the grant.

•

Ms. Gray received an RSU grant in recognition for her performance as President of U.S. Operations and for taking on the new role of the President of the new Business and Information Technology Solutions business sector. This grant was valued at $2,000,000 at the time of grant, and was also provided to help ensure Ms. Gray’s retention. The grant will vest entirely on the third anniversary of the grant.

Long-Term Incentive Plan (LTIP) (Cash)

The LTIP is a separate plan, independent of other incentive programs administered by the Compensation Committee.  The LTIP is a cash-based plan, designed to incent long-term growth and profitability, with performance metrics set at very challenging levels. The Compensation Committee has historically selected NATP and revenue as performance metrics for the LTIP to incent higher levels of long-term growth along these important metrics.

The cash incentives under the LTIP are distributed at the end of a three-year period, with a third of the value earned on a one-year performance period, a third of the value earned on a cumulative two-year performance period and a third of the value earned on a cumulative three-year performance period that are each established at the time the target award is determined. Metrics are set for all three years at the time the plan is approved.

The Compensation Committee reviews the LTIP annually and has sole discretion for approving new plans and selecting participants for the plans. In fiscal year 2020, the Committee decided not to implement a new LTIP plan due to incentives that already existed from a prior year’s plan. A plan approved in fiscal year 2018 remained active in fiscal year 2020 with the metrics previously approved. Among the NEOs, Mr. Mengucci, Mr. Mutryn and Ms. Gray participated in the 2018 plan.

At the conclusion of each fiscal year after grant, CACI’s performance against the metrics is measured. If both metrics are achieved, each participant would earn 100% of their LTIP potential for that year. If only NATP or revenue is achieved, only a portion of the annual potential would be earned. The performance metrics, weightings and targets for the 2020 performance period for the 2018 LTIP are below (in millions). The NATP targets were increased from the original metrics to account for the impact of the TCJA that occurred during fiscal year 2018, so that participants would not unduly benefit from the increases to NATP that resulted from that legislation.

ExeCutive Compensation

Metric	2018 LTIP: FY20 Period Target ($)	2018 LTIP: Metric Weights
NATP	264.3	90%
Revenue	5,159	10%

Fiscal year 2020 performance relative to the 2018 LTIP is set forth below (in millions). Performance was above both thresholds, resulting in 100% of the annual potential earned for each eligible participant.

Metric	FY20 Results ($)	2018 LTIP FY20 Period Payout:
NATP	321.5	90%
Revenue	5,720	10%

Other Compensation Policies and Practices

Benefits and Executive Perquisites

All NEOs are entitled to receive a Company-provided automobile or an allowance to obtain an automobile. All automobile benefits are fully taxable as ordinary income; no tax gross-up is provided.

All NEOs are also eligible for annual financial planning services. The value of these services is also fully taxable as ordinary income; no tax gross-up is provided.

In addition, we provide a $25,000 discretionary benefit allowance per calendar year to the President and Chief Executive Officer and to the Chairman of the Board and Executive Chairman. This allowance can be used for business or personal expenses. All personal benefit received from this allowance is fully taxable as ordinary income; no tax gross-up is provided.

Furthermore, Dr. London has a medical agreement that provides lifetime participation in the Company’s executive medical plan for him and his spouse to the extent permitted by law, with such participation on the same basis that existed just prior to any merger, consolidation, or change in control of the Company.

Executives are also permitted to participate in the Company’s other employee benefit plans on substantially the same terms as other employees. For example, the Company makes matching contributions to our 401(k) plan based on employee contributions, and executives receive the same benefit.

All amounts related to perquisites for NEOs are disclosed in column (i) of the Summary Compensation Table, along with details on their valuations.

Severance and Change in Control Benefits

The Company currently maintains severance agreements with Dr. London, Mr. Mengucci, and Mr. Mutryn; Ms. Gray and Mr. Kelly fell under the Company’s general policy for executives during fiscal year 2020, which provided for six months’ salary upon involuntary separation without cause. The purpose of the agreements is to provide those executives with a degree of security and to mitigate concern that they might have regarding their continued employment prior to or following a change in control, thereby allowing the executive to focus their undivided attention to serving the interests of the Company and our shareholders. The Company believes that appropriate severance arrangements are necessary to attract and retain these key executives and are an important part of a competitive overall compensation program for the NEOs.

ExeCutive Compensation

In the event of a change in control, severance benefits in the agreements are generally payable only upon a “double trigger,” meaning that severance benefits are triggered when an eligible executive is involuntarily terminated without cause by the Company or resigns for “good reason” within one year following a change in control. This “double trigger” provision was implemented to be consistent with good market practices. We believe this program encourages retention in the face of an actual or potential change in control and aligns executive and shareholder interests. Furthermore, the program allows top executives to review corporate transactions that are in the best interests of our shareholders without concern over whether the transactions may adversely impact the executive’s employment.

Per the terms of his employment agreement, Dr. London is entitled to severance benefits if he voluntarily terminates his employment for any reason within one year of a change in control; this term was negotiated in good faith with Dr. London in 2007 and was part of prior employment agreements, and the Compensation Committee has decided that new employment agreements will contain a “double trigger” provision as outlined in the preceding paragraph.

All equity awards granted since 2010 have provided for “double trigger” vesting acceleration in the event of a change in control, under which vesting accelerates only upon a change in control and involuntary termination without cause or resignation for good reason within one year after the change of control.

The following separation terms also apply to the Company’s long-term incentive programs:

RSU Grants:

Grant recipients over age 62 as of July 1, 2008 (“grandfathered employees”) who retire at or above age 65 vest in all RSUs upon retirement unless the RSUs are still in the first year of their measurement period, in which case they are forfeited upon retirement. Non-grandfathered executives who retire at age 62 or older vest in a prorated portion of the RSUs based upon their number of months of service after the grant date divided by the full vesting timeframe; the numbers of RSUs received are still subject to the results of the performance conditions. A grantee terminated without cause is entitled to the same treatment as a non-grandfathered executive retiring at age 62 or older. Dr. London is the only grandfathered executive among the NEOs.

LTIP:

In the event of a change in control during the three-year performance period, participants will receive payment for bonuses earned for completed fiscal years as well as for the annual bonus potential for the current fiscal year at the time the change in control event is legally consummated and binding (subject to IRS regulations or other laws/regulations).

Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section of this proxy statement.

Retirement Plans

The Company offers a non-qualified deferred compensation plan to encourage employees to save for their retirement. Eligible employees, which include all NEOs, may elect to contribute up to 50% of their U.S. base salary and 100% of their U.S. bonuses and commissions to this plan on a pre-tax basis. The Company contributes 5% of all income over the compensation limit in section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “IRC”) to participants, subject to plan vesting conditions, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects. No discretionary contributions were made in fiscal year 2020.

The Company entered into a supplemental executive retirement plan (“SERP”) with Mr. Mengucci that provides certain benefits to offset the forfeiture of potential benefits from his previous employment. Mr. Mengucci is the only active employee with a SERP. The SERP provides for annual, lifetime payments of $270,000 upon the voluntary or involuntary termination of Mr. Mengucci’s employment on or after December 1, 2022, unless such termination is for cause (as defined in Mr. Mengucci’s employment agreement) which would result in the forfeiture of all benefits under the SERP. Upon his death, a surviving spouse will receive annual, lifetime payments of $135,000. If Mr. Mengucci voluntarily terminates his employment other than for good reason prior to December 1, 2022, Mr. Mengucci will receive a pro rata portion of the payment amount based on his period of executive service beginning June 3, 2019. In the event of a

ExeCutive Compensation

Change of Control, Mr. Mengucci and a spouse will receive the full benefits payable under the SERP unless Mr. Mengucci is terminated for cause or voluntarily terminates his employment other than for good reason. The Company provides no other executive a SERP and does not currently anticipate doing so in the future.

Management Stock Purchase Plan

The Company offers a Management Stock Purchase Plan (“MSPP”) to promote the long-term growth and profitability of the Company by providing executives with incentives to improve shareholder value and to contribute to the growth and financial success of the Company. The MSPP also helps executives to meet their mandated stock ownership requirements. The Board believes that the MSPP serves these goals, encouraging executives to convert a higher percentage of their cash compensation into Company equity.

The MSPP provides for equity ownership in the Company by senior officers by allowing the voluntary deferral of up to 100% of the annual portion of their annual incentive plan compensation into RSUs. All deferred shares are bought at a discount of up to 15%, as determined annually by the Compensation Committee, of fair market value. The Company may grant matching awards in an amount not to exceed 25% of the participant’s deferrals and subject to such vesting or other restrictions or conditions as the Compensation Committee determines.

The amount of the discount to fair market value and matching grant is determined by the Compensation Committee no later than December 31st of the fiscal year in which the bonus is earned. During fiscal year 2020, the Compensation Committee approved a 15% discount with no matching.

The benefit provided from MSPP purchases for each NEO is listed in column (i) of the Summary Compensation Table.

Stock Ownership Requirements

The Compensation Committee maintains executive stock ownership requirements for senior officers to focus those executives on the long-term growth in value of the Company and to ensure they act as owners of the Company. The stock ownership requirements are based on a multiple of the executive’s salary as set forth below and the number of shares required to be held is determined annually based on the 90-day average stock price on July 1. The required multiple for each executive is reviewed annually by the Compensation Committee to ensure that it provides enough incentive to properly align the interests of senior management with those of our shareholders.

Until an executive meets the required number of shares, they are limited with respect to the number of shares they are allowed to sell, and are only allowed to sell one-half of the shares issued with respect to vested RSUs that remain after payment of taxes (standard practice is to sell a portion of shares that vest to cover the tax burden caused by the vesting); the other one-half that must be retained is used to determine the interim ownership requirement until the full number of shares is reached, with each successive vesting being added to the prior interim requirement in order to establish the new requirement.

Based on these requirements, the full number of shares required to be held by each of our NEOs, the multiple of each executive’s base salary full ownership would represent, and the requirement as of July 1, 2019 provided in the table below. The Compensation Committee believes these salary multiples are robust and above comparable peer levels.

Name	Full Share Requirement	Multiple of Salary	Requirement as of July 1, 2020
J.P. London	28,200	7x	28,200
John S. Mengucci	38,300	8x	35,100
Thomas A. Mutryn	22,100	7x	22,100

ExeCutive Compensation

DeEtte Gray	15,200	5x	4,300
Kevin L. Kelly	13,900	5x	1,700

Stockholdings are measured annually as of July 1st to determine compliance with the requirements, which are based upon the prior year’s level plus one-half of all vested restricted stock and/or restricted stock units after taxes are withheld since the prior July 1st. Only fully owned shares count in the measurement; unvested restricted stock and restricted stock units do not count, nor do any other unvested and/or unexercised instruments.

To encourage compliance, a noncompliant senior officer is required to participate in the MSPP with 100% of the annual portion of his or her annual incentive plan compensation being applied to acquire RSUs until such time that he or she meets the required holding level.

All NEOs were in compliance with their respective stock ownership requirements as of July 1, 2020.

The Company has not adopted a formal policy regarding the ability of employees or directors to purchase financial instruments or otherwise engage in transactions that hedge or offset any decrease in the value of the Company’s shares. The Company does require pre-approval of any transaction related to the Company’s securities by the Company’s executive officers and directors.

Compensation Clawback Policy

We maintain a formal “clawback” policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act (SOX). The policy was adopted in fiscal year 2010 and covers incentive awards to “officers” (as defined in Section 16 of the Exchange Act). Under the policy, in the event of a restatement of previously reported financial results, the Compensation Committee may require reimbursement of the incremental portion of incentive awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results.

The Compensation Committee is monitoring this policy to ensure that it remains consistent with applicable laws, including emerging requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Impact of Regulatory Requirements

The Compensation Committee seeks regular updates on changes in regulations affecting compensation and how they impact executive compensation. The Compensation Committee considers applicable regulatory requirements when making compensation decisions and seeks to ensure that Company compensation plans continue to meet such requirements.

Prior to its amendment by the TCJA, which was enacted December 22, 2017, section 162(m) of the IRC (“Section 162(m)”), disallowed a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) . Prior to this amendment, there was an exception to this $1 million limitation for performance-based compensation if certain requirements were met. The Compensation Committee has historically designed its compensation programs based on its belief that a substantial portion of the compensation payable to NEOs should be based on the achievement of performance-based targets or otherwise be designed with the intent that such compensation qualifies as deductible performance-based compensation under Section 162(m).

As in prior years, the Compensation Committee will continue to take into account the tax and accounting implications (including with respect to the lack of deductibility under the revised Section 162(m)) when making compensation decisions, but reserves its right to make compensation decisions based on other factors if the Compensation Committee determines that it is in the Company’s best interests to do so.  Further, taking into account the elimination of the exception for performance-based compensation, the Compensation Committee may determine to make changes or

ExeCutive Compensation

amendments to the Company’s existing compensation programs in order to revise aspects of our programs that were initially designed to comply with Section 162(m) but that may no longer provide the intended tax advantages.

Risk Assessment

The Company performs an annual assessment of the Company’s overall compensation risk profile. The Compensation Committee also engages Coda to review the risk assessment of the Company’s executive and non-executive compensation programs.

As a part of this risk assessment, the Company has made the following findings about CACI’s compensation programs:

•

the Board and the Compensation Committee exercise close oversight over the performance measures utilized by the annual incentive plan and the long-term incentive plans, which in combination serve to balance short-term and long-term performance requirements and enhance shareholder value;

•

the performance objectives of the plans are linked such that achievement of annual incentive plan measures serves to enhance the performance of the Company while also supporting the goals established for the LTIP;

•	the balance of total compensation is more heavily weighted to long-term incentives, and increasing the stock price over the long-term provides the maximum incentive value; and
•

the Company has a rigorous system of internal controls designed to prevent any individual employee from creating adverse material risk in pursuit of short- or long-term compensation.  For example, the Board must approve all capital outlays of $10 million or more, as well as all acquisitions and divestitures of $5 million or more.

Based on these analyses, the Compensation Committee believes that the Company’s compensation programs do not encourage excessive risk-taking.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2020. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2020 be included in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Charles P. Revoile, Chair

Michael A. Daniels

William L. Jews

Gregory G. Johnson

James L. Pavitt

Executive Compensation Tables

Summary Compensation Table for Fiscal Year 2020

The following table summarizes the compensation of the NEOs for the fiscal years 2020, 2019 and 2018. Annual compensation includes amounts awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest paid executive officers, including amounts deferred at an Executive Officer’s election.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
J.P. London Chairman of the Board and Executive Chairman	2020	790,000	3,926,034	1,548,878	—	251,173	6,516,085
	2019	680,870	1,575,249	2,125,000	—	393,354	4,774,473
	2018	650,658	1,099,351	1,381,250	—	254,135	3,385,394
John S. Mengucci President and Chief Executive Officer	2020	950,000	3,800,961	2,974,194	1,102,182	192,219	9,019,556
	2019	715,017	1,575,249	3,227,853	75,122	305,676	5,898,917
	2018	628,325	6,499,953	4,327,137	—	178,649	11,634,064
Thomas A. Mutryn Executive Vice President, Chief Financial Officer and Treasurer	2020	619,170	1,201,715	1,442,843	—	174,654	3,438,382
	2019	593,026	1,100,025	1,920,000	—	272,849	3,885,900
	2018	532,692	1,099,351	2,658,000	—	158,817	4,448,860
DeEtte Gray President, Business and Information Technology Solutions	2020	603,000	3,252,751	2,016,061	—	154,005	6,025,817
	2019	581,161	1,000,022	2,350,000	—	125,215	4,056,398
	2018	550,000	900,581	2,047,200	—	56,755	3,554,536
Kevin Kelly Former President, National Security & Innovative Solutions	2020	550,000	1,000,535	401,272	—	220,256	2,172,064
	2019	249,240	2,000,132	208,000	—	—	2,457,372
(1)	Amounts reported in the Salary column represent base salary earned in fiscal years 2020, 2019, or 2018.
(2)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of each restricted stock unit granted during such year, as computed in accordance with ASC 718. See Note 21 of the Company’s audited financial statements for the fiscal year ended June 30, 2020, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 14, 2020. With the exception of the special October 1, 2019 grant to Ms. Gray, all RSUs awarded to NEOs were in the form of performance-based RSUs. With the exception of Mr. Mengucci's November 28, 2017 grant and Mr. Kelly’s March 1, 2019 grant which were valued based on the stock price on the date of grant and are based on the Company's financial performance in the year ended June 30, 2019, and Dr. London's special October 1, 2019 grant which was valued based on the stock price on the date of grant and is based on the Company's financial performance in the year ended June 30, 2021, the grant date fair value of all other PRSU awards was calculated using the Monte Carlo simulation method with the following performance conditions: Based on the Company’s performance during the year ended June 30, 2020 and the Company’s stock price for the 90 day period ended September 15, 2020 as compared to the stock price for the 90 day period ended October 1, 2019,  the award is currently at 101% of the target award; if we achieve maximum performance conditions for this grant (200% of the target amount of PRSUs due to growth in the Company’s stock price), then the cash value of the resulting awards would be 322% of the amounts shown in the table.  Based on the Company’s performance during the year ended June 30, 2019 and the Company’s stock price for the 90 day period ended September 15, 2020 and October 1, 2019 as compared to the stock price for the 90 day period ended October 1, 2018, the award is currently at 117% of the target award; if we achieve maximum performance conditions for this grant (200% of the target amount of PRSUs due to growth in the Company’s stock price), then the cash value of the resulting awards would be 332% of the amounts shown in the table. Based on the Company’s performance during the year ended June 30, 2018 and the Company’s stock price for the 90 day period ended September 15, 2020, September 15, 2019, and September 15, 2018 as compared to the stock price for the 90 day period ended September 15, 2017, the PRSUs granted in fiscal year 2018 resulted in 160% of the target award level.

(3)

Amounts reported in the Non-Equity Incentive Plan Compensation column represent performance-based incentive compensation earned in fiscal years 2020, 2019, or 2018.  Mr. Mengucci’s, Mr. Mutryn’s, and Ms. Gray’s Non-Equity Incentive Plan Compensation includes amounts

COMPENSATION TABLES

earned under the LTIP. For more information regarding these awards and the amounts thereof, see “Compensation Discussion and Analysis – Fiscal Year 2020 Annual Incentives” and “- Fiscal Year 2020 Long-Term Incentives – Long Term Incentive Plan (LTIP)(Cash).”

(4)

Represents the aggregate change in the actuarial present value of Mr. Mengucci’s accumulated benefit under his Supplemental Executive Retirement Plan.  For more information, see “Compensation Discussion and Analysis – Retirement Plans.

(5)	The table below describes the elements included in All Other Compensation for fiscal year 2020:

Name	Non-Qualified Deferred Compensation Contribution(a) ($)	Vacation Sold Back to Company(b) ($)	401(k) Match(c) ($)	Perquisites(d) ($)
Dr. London	102,337	67,433	10,544	70,860
Mr. Mengucci	172,196	—	8,972	11,051
Mr. Mutryn	87,605	47,893	5,265	33,891
Ms. Gray	81,848	18,483	5,600	48,075
Mr. Kelly	26,534	184,387	2,239	7,097
(a)	Represents the Company’s contribution, net of forfeitures, of 5% on compensation in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually.
(b)	Represents cash-out of vacation accrual balance.
(c)	50% Company match of the first 6% of contributions by the executive officer under the Company’s 401(k) plan (401(k) Match).
(d)	For Dr. London includes a perquisite allowance of $25,000, automobile expenses of $27,515, tax and investment services of $10,396 and long-term care expenses of $7,949.

For Mr. Mengucci includes automobile expenses of $6,602 and long-term care expenses of $4,449.

For Mr. Mutryn includes automobile expenses of $19,294, tax and investment services of $11,073 and long-term care expenses of $3,524.

For Ms. Gray includes automobile expenses of $22,277 and tax and investment services of $25,798.

For Mr. Kelly includes tax and investment services of $7,097.

Grants of Plan-Based Awards for Fiscal Year 2020

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)	Maximum (#)
Dr. London
Bonus	N/A	275,000	1,000,000	1,600,000	-	-	-	-	-
Performance RSUs	10/1/2019	-	-	-	-	7,180	14,360	-	1,925,963
Performance RSUs	10/1/2019	-	-	-	-	8,844	8,844	-	2,000,071
Mr. Mengucci
Bonus	N/A	350,625	1,275,000	2,040,000	-	-	-	-	-
Performance RSUs	10/1/2019	-	-	-	-	14,170	28,340	-	3,800,961
Mr. Mutryn
Bonus	N/A	156,750	570,000	912,000	-	-	-	-	-
Performance RSUs	10/1/2019	-	-	-	-	4,480	8,960	-	1,201,715
Ms. Gray
Bonus	N/A	193,050	702,000	1,123,200	-	-	-	-	-
Performance RSUs	10/1/2019	-	-	-	-	4,670	9,340	-	1,252,681
RSUs	10/1/2019	-	-	-	-	-	-	8,844	2,000,071
Mr. Kelly
Bonus	N/A	159,500	580,000	928,000	-	-	-	-	-
Performance RSUs	10/1/2019	-	-	-	-	3,730	7,460	-	1,000,535
(1)

These amounts represent potential payouts under the 2020 annual incentive plan. Under the 2020 annual incentive plan, for performance above Stretch, NEOs are entitled to additional bonus payouts calculated as a percentage of the Company’s NATP above Stretch, up to a cap of 250% of the Target amount.  Actual payouts earned are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	These amounts represent PRSU grants to NEOs in fiscal year 2020.
(3)	There are no threshold performance levels for the PRSU grants to NEOs in fiscal year 2020, as described in the Compensation Discussion and Analysis.

COMPENSATION TABLES

(4)	Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2020 determined pursuant to ASC 718.

Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dr. London	9/30/2016	7,252	(3)	1,572,814	—		—
	9/15/2017	11,533	(4)	2,501,277	—		—
	10/1/2018	7,785	(5)	1,688,411	2,458		533,091
	10/1/2019	7,180	(6)	1,557,198	4,786		1,037,988
	10/1/2019	—		—	8,844	(9)	1,918,087
Mr. Mengucci	2/27/2012	3,326	(2)	721,343	—		—
	9/30/2016	11,248	(3)	2,439,466	—		—
	9/15/2017	15,735	(4)	3,412,607	—		—
	11/28/2017	25,671	(8)	5,567,526	—		—
	10/1/2018	7,785	(5)	1,688,411	2,458		533,091
	10/1/2019	14,170	(6)	3,073,190	9,446		2,048,648
Mr. Mutryn	9/30/2016	8,532	(3)	1,850,420	—		—
	9/15/2017	11,533	(4)	2,501,277	—		—
	10/1/2018	5,437	(5)	1,179,177	1,716		372,166
	10/1/2019	4,480	(6)	971,622	2,986		647,604
Ms. Gray	9/15/2017	9,448	(4)	2,049,082	—		—
	10/1/2018	4,942	(5)	1,071,821	1,560		338,333
	10/1/2019	4,670	(6)	1,012,830	3,112		674,931
	10/1/2019	8,844	(10)	1,918,087	—		—
Mr. Kelly	3/1/2019	5,426	(7)	1,176,791	—		—
	10/1/2019	3,730	(6)	808,962	2,486		539,164
(1)	Based on the $216.88 closing price of the Company's stock on June 30, 2020.
(2)	Stock awards granted on February 27, 2012, that had not vested as of June 30, 2020 vest as follows: 1,663 shares on February 26, 2021; and 1,663 shares on February 26, 2022.
(3)

Stock awards granted on September 30, 2016 contain performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2017  and the Company's stock price for the 90-day period ended September 30, 2017, September 30, 2018, and September 30, 2019 as compared to the 90-day period ended September 30, 2016. The stock awards vested as follows:  50% on October 1, 2019 and 50% on October 1, 2020; the amounts in this column reflect only the number of shares that were unvested at fiscal year-end.

(4)

Stock awards granted on September 15, 2017 contain performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2018 and the Company's stock price for the 90-day period ended September 15, 2018, September 15, 2019, and September 15, 2020 as compared to the 90-day period ended September 15, 2017. The amounts in this column reflect the actual number of shares earned through September 15, 2020.  The stock awards vest as follows:  50% on October 1, 2020 and 50% on October 1, 2021.

(5)

Stock awards granted on October 1, 2018 contain performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2019 and the Company's stock price for the 90-day period ended October 1, 2019, October 1, 2020, and October 1, 2021 as compared to the 90-day period ended October 1, 2018. The amounts in this column reflect the actual number of shares earned through September 15, 2020; the actual number of shares earned will be determined after October 1, 2021.  The stock awards vest as follows:  50% on October 1, 2021 and 50% on October 1, 2022.

(6)

Stock awards granted on October 1, 2019 contain performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2020 and the Company's stock price for the 90-day period ended October 1, 2020, October 1, 2021, and October 1, 2022 as compared to the 90-day period ended October 1, 2019. The amounts in this column reflect the actual number of

COMPENSATION TABLES

shares earned through September 15, 2020; the actual number of shares earned will be determined after October 1, 2022.  The stock awards vest as follows:  50% on October 1, 2022 and 50% on October 1, 2023.

(7)

Stock awards granted on March 1, 2019 contain performance conditions whereby the number of units vesting depend upon the Company's financial performance for the year ended June 30, 2020. The stock awards vest as follows: 5,426 shares vest on March 1, 2020 and 5,426 shares vest on March 1, 2021.

(8)

Stock awards granted on November 28, 2017 contain performance conditions whereby the number of units vesting depend upon the Company's financial performance for the year ended June 30, 2019. The stock awards vest as follows:  12,835 shares vest on November 28, 2019, 12,835 shares vest on November 28, 2020 and 12,836 shares vest on November 28, 2021.

(9)

Stock awards granted on October 1, 2019 contain performance conditions whereby the number of units vesting depend upon the Company's financial performance for the year ended June 30, 2021. The stock awards vest as follows:  8,844 shares vest on October 1, 2021.

(10)	Stock awards granted on October 1, 2019, that had not vested as of June 30, 2020 vest as follows: 8,844 shares on October 1, 2022.

Option Exercises and Stock Vested for Fiscal Year 2020

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dr. London	17,053	3,858,790
Mr. Mengucci	40,995	9,503,204
Mr. Mutryn	20,517	4,642,676
Ms. Gray	4,580	1,163,320
Mr. Kelly	5,426	1,329,479
(1)	These amounts are equal to the closing price of our common stock on the NYSE on the applicable vesting date multiplied by the number of shares vested on that date.

Pension Benefits for Fiscal Year 2020

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Dr. London	N/A	N/A	N/A	N/A
Mr. Mengucci	Supplemental Executive Retirement Plan	<2	1,177,304	—
Mr. Mutryn	N/A	N/A	N/A	N/A
Ms. Gray	N/A	N/A	N/A	N/A
Mr. Kelly	N/A	N/A	N/A	N/A
(1)	Mr. Mengucci is credited with less than two years of service under the plan. Mr. Mengucci’s actual years of service with the Company is greater than eight years.
(2)

Mr. Mengucci’s SERP provides for annual, lifetime payments of $270,000 upon the voluntary or involuntary termination of Mr. Mengucci’s employment on or after December 1, 2022, unless such termination is for cause (as defined in Mr. Mengucci’s employment agreement) which would result in the forfeiture of all benefits under the SERP. The Present Value of Accumulated Benefits has been calculated as of June 30, 2020, using the guidelines contained in ASC 715 - Compensation – Retirement Benefits.

Non-Qualified Deferred Compensation for Fiscal Year 2020

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Dr. London	6,323	102,337	621,960	—	9,153,457
Mr. Mengucci	189,099	172,196	45,614	—	1,471,507
Mr. Mutryn	98,247	87,605	76,824	—	1,793,158
Ms. Gray	110,006	81,848	38,368	—	754,446
Mr. Kelly	393,591	26,534	8,366	—	428,491
(1)	Executive contributions are included in the Salary and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.
(2)	Company contributions are included in the All Other Compensation column of the Summary Compensation Table.
(3)

There were no above-market or preferential earnings on deferred compensation in fiscal year 2020; accordingly, no portion of the amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.

COMPENSATION TABLES

(4)

Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns (in the case of executive contributions) or in the All Other Compensation column (in the case of Company contributions). The amounts previously reported as executive and Company contributions were as follows: (i) Dr. London, $1,553,616 and $1,122,037; (ii) Mr. Mengucci, $538,846 and $470,435; (iii) Mr. Mutryn, $644,256 and $537,947 and (iv) Ms. Gray, $379,926 and $145,248.

CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the ratio of the annual total compensation of our President and Chief Executive Officer (CEO) during fiscal year 2020 (Mr. Mengucci) to the annual total compensation of our median employee was computed to be 84 to 1 for fiscal year 2020, based on the methodology described below.

As of June 30, 2020, our total active employee population consisted of approximately 22,900 individuals, including our CEO. We compared the annual salary of all active employees, with the exception of Mr. Mengucci, as reflected in our human resources systems of record; as part of this process we annualized compensation for any employees who were employed for less than the full fiscal year, but we did not annualize the compensation for employees in temporary or seasonal positions. This measure was consistently applied to all individuals in the measured employee population and yielded our “approximate median employee.”

For the approximate median employee, we then calculated their annual total compensation for fiscal year 2020 using the same methodology we used for purposes of determining the annual total compensation of our CEO in the Summary Compensation Table. This yielded compensation for the approximate median employee of $107,159.

The annual total compensation of Mr. Mengucci, as reported in the Summary Compensation Table above, was $9,019,556. The ratio of the annual total compensation of Mr. Mengucci to the compensation for the approximate median employee was then computed, yielding the final result of 84 to 1. We believe this is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We note that, in determining the employees from which the median employee is identified, SEC rules permit companies to use statistical sampling, reasonable estimates and other reasonable methods. As a result, the pay ratios reported by other companies may have been calculating using methodologies, exclusions and estimates that differ from the ones we used to calculate our pay ratio. Accordingly, our pay ratio may not be directly comparable to the pay ratios of other companies.

Severance Agreements

During fiscal year 2020, the term of each NEO’s severance agreement was one year with automatic one-year extensions thereafter (except for Ms. Gray and Mr. Kelly who do not have a severance agreement), unless the Company provides written notice of the Company’s intent to amend the Company’s severance policy with respect to its senior executives and to apply the amended policy to the executive. In the event the Company provides such notice to the executive, agreements expire by their terms at the end of the full-term year that begins on the next July 1st following the date such notice is received by the executive officer.

Per the terms of the agreements, each executive’s employment may be terminated by the Company without a separation payment of any kind in the event of death or a termination for cause as determined by the Board.

In the event of a termination by the Company for disability, the Company is generally required to provide 30 days’ notice, and pay any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs.

In the event of termination without cause by the Company or resignation for “good reason” by the executive, as defined in the agreements, the Company will pay a severance payment equal to a specified number of months of the executive’s base salary, prorated cash incentive compensation payments otherwise payable under the executive’s

COMPENSATION TABLES

incentive compensation plan for the fiscal year of termination, and continued participation in the Company’s health care plan for a defined period of time. Further, for unvested stock grants the terms of the grant agreements entitle the recipient to receive a prorated portion of the unvested stock based upon the number of full months of service divided by the total vesting timeframe. When the executive’s resignation is not associated with a change in control, “good reason” is defined as (i) a material reduction in the executive’s total compensation and benefit opportunity (other than a reduction made by the Board, acting in good faith, based upon the performance of the executive, or to align the compensation and benefits of the executive with that of comparable executives, based on market data); or (ii) a substantial adverse alteration in the conditions of the executive’s employment.

In the event of a termination without cause or resignation for “good reason” within one year of the effective date of a change in control, the agreements provide that the Company will pay similar termination payments as in the preceding paragraph but require the executive’s base salary to be paid for a higher number of specified months and a specified payment based on the average incentive compensation earned by the executive for the five fiscal years immediately preceding the termination (except that in Dr. London’s case, he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year following a change in control). Further, the terms of the grant agreements entitle the recipient to receive their unvested stock. In the event of a change in control, “good reason” is defined as (i) a substantial adverse alteration in the nature or status of the executive’s position or responsibilities from those in effect on the day before the change in control date; or (ii) a change in the geographic location of the executive’s job more than 50 miles from the place at which such job was based on the day before the change in control date.

The table below delineates the benefits upon separation for each NEO with an agreement in fiscal year 2020 under the scenarios as described above:

	London	Mengucci	Mutryn
Salary Multiple: Termination for Good Reason or Involuntary Termination Without Cause	1.5x	2x	1x
Salary Multiple: Upon Change in Control and Termination for Good Reason (or, in the case of Dr. London, any reason) or Involuntary Termination Without Cause	3x	2x	2x
Bonus Multiple: Upon Change in Control and Termination for Good Reason or Involuntary Termination Without Cause (average annual payment for last five years)	2x	2x	1.5x

The agreements for Dr. London and Mr. Mutryn include partial protection against excise taxes payable under IRC section 280G in the event of termination only after a change in control (a one-time payment of two-thirds of the excise tax to the executive up to a limit of $500,000). Since these agreements were put in place in 2007, the Compensation Committee decided not to include this term in any new agreements, and it is therefore not included in the agreements with other executive officers.

The agreements also restrict each executive officer’s rights to compete with the Company or to offer employment to Company employees following termination.

With the exception of Mr. Mengucci, no changes to existing agreements have been made since the beginning of fiscal year 2020. Effective July 1, 2019, in connection with his appointment as President and Chief Executive Officer, Mr. Mengucci entered into an employment agreement that provides in the event of a termination (by the Company without cause or by resignation for “good reason”) the amounts as listed above.

In the event of a termination of employment, Ms. Gray will receive severance in accordance with the Company’s policies. For Ms. Gray’s position, this policy provides for six months’ salary upon involuntary separation without cause. Mr. Kelly resigned as the Company’s President, National Security and Innovative Solutions effective July 3, 2020 and did not receive severance in connection with his resignation.

COMPENSATION TABLES

Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section below.

Potential Payments on Termination or Change in Control

The table below reflects the amount of compensation payable to each NEO upon termination of employment under various termination scenarios (other than Mr. Kelly, whose employment terminated in July 2020). The tables show the amount of compensation payable to each current NEO upon voluntary termination (other than for “good reason”) or retirement not in connection with a change in control, upon termination by the Company without cause or by the NEO for “good reason” other than in connection with a change in control, and upon termination by the Company without cause or by the NEO for “good reason” (or, in the case of Dr. London, any reason) following a change in control. The amounts shown assume, for illustrative purposes, that such termination was effective as of June 30, 2020, and therefore include amounts earned through such date, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company.

Mr. Kelly resigned as the Company’s President, National Security and Innovative Solutions effective July 3, 2020 and did not receive compensation in connection with his resignation.

Name	Total Cash Severance ($)(1)	Value of Continuation of Benefits ($)(2)	Value of Employee Non-qualified Retirement Contributions ($)(3)	Value of Company Non-qualified Retirement Contributions ($)(4)	Value of Supplemental Retirement Benefits ($)(5)	Value of Unvested Equity Awards ($)(6)	Value of 280G Excise Tax Partial Protection ($)(7)	Total ($)
Separation Payment in event of Termination without “Good Reason” or Retirement not in connection with a Change in Control
Dr. London	—	183,684	7,246,132	1,907,326	—	5,944,030	N/A	15,281,172
Mr. Mengucci	—	—	769,060	702,447	1,177,304	—	N/A	2,648,811
Mr. Mutryn	—	—	1,090,612	702,546	—	4,092,526	N/A	5,885,684
Ms. Gray	—	—	506,248	112,387	—	—	N/A	618,635
Separation Payment in event of Termination for “Good Reason” or Without Cause by Company not in connection with a Change in Control
Dr. London	1,200,000	183,684	7,246,132	1,907,326	—	5,944,030	N/A	16,481,172
Mr. Mengucci	3,689,800	12,882	769,060	702,447	1,177,304	8,607,100	N/A	14,958,593
Mr. Mutryn	1,613,000	24,231	1,090,612	702,546	—	4,092,526	N/A	7,522,915
Ms. Gray	301,500	—	506,248	112,387	—	2,118,484	N/A	3,038,619
Separation Payment in event of Termination for “Good Reason” or Without Cause by Company following a Change in Control(8)
Dr. London	5,377,477	183,684	7,246,132	1,907,326	—	8,551,145	—	23,265,763
Mr. Mengucci	8,301,347	12,882	769,060	702,447	1,177,304	26,469,336	N/A	37,432,376
Mr. Mutryn	4,471,535	24,231	1,090,612	702,546	—	10,218,735	—	16,507,659
Ms. Gray	3,072,894	—	506,248	224,773	—	7,864,069	N/A	11,667,984
(1)

For Messrs. Mengucci and Mutryn and Ms. Gray, this also includes the annual bonus potential for the 2018 LTIP in accordance with its terms. For the Separation Payment following a Change in Control, includes incentive plan amounts earned but not yet paid for fiscal year 2020 for all NEOs.

(2)

Assumes that Dr. London is entitled to receive lifetime medical benefits as previously described, and that Messrs. Mengucci and Mutryn are entitled to receive continuation of health benefits following the date of separation for reasons other than voluntary termination or retirement. For Dr. London, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Mengucci and Mutryn, the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(3)	Represents the value of monies deferred into the non-qualified retirement plan during employment, plus investment gains and losses, that would be payable upon termination.
(4)

Represents the value of all Company contributions paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination. In the event of termination for “Good Reason” or without cause within one year after the effective date of a Change in Control, all unvested Company contributions would vest.

COMPENSATION TABLES

(5)	Represents the present value of benefits accrued by Mr. Mengucci through June 30, 2020 under his SERP. The accrued benefit would be paid over his expected remaining lifespan.
(6)

Based on the number of RSUs that would vest and the terms of RSU grants as described in the “Severance and Change in Control Benefits” section, multiplied by the closing price per share of the Company’s common stock as of June 30, 2020. For the performance-based grants made in September 2017, October 2018, and October 2019 the maximum number of RSUs for which the measurement periods were not complete would result upon a change in control.

(7)

As described above under “Severance Agreements,” two named executive officers have legacy entitlements to partial protection against IRC section 280G excise taxes in the event of termination after a change in control. Specifically, their severance agreements provide for a one-time payment to the executive equal to the lesser of two-thirds of the excise tax to the executive and $500,000. Based on the assumptions used in the preparation of the table, no payments would be due to the executives under this termination scenario.

(8)

Assumes that the executive officer resigned for “good reason” or was terminated without cause within one year after a change in control. Dr. London is entitled to this payment if he voluntarily terminates his employment for any reason within one year after a change in control. Ms. Gray would be entitled to the cash severance only upon termination without cause by the Company.

Director Compensation

Summary

The Compensation Committee evaluates the compensation and form of compensation for non-employee directors annually. As a part of this process, the Compensation Committee reviews general market data for director compensation as well as director compensation data from the Company’s peer group, the same group used for our executive compensation review, including cash compensation, equity compensation and stock ownership requirements. The Compensation Committee also considers input from FW Cook, the third-party compensation consultant retained by the Compensation Committee, regarding market practices for director compensation.  The Compensation Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. As a result, non-employee director compensation generally approximates the market median and is periodically adjusted to maintain alignment with market practices. The Compensation Committee intends to continue to conduct director compensation reviews annually.

Each non-employee director is compensated according to the following arrangements for his or her service as a director, including participation in meetings of the full Board and the committee(s) of which he or she is a member:

Equity Compensation (Members)	Annual Retainer(1)
Board	$150,000

Cash Compensation (Chairs)*	Annual Retainer
Lead Independent Director	$50,000
Audit	$10,000
Compensation	$10,000
Corporate Governance and Nominating	$10,000
Culture, Character, Integrity, and Ethics	$4,000
Executive(2)	N/A
Investor Relations	$4,000
Security and Risk Assessment	$4,000
Strategic Assessment	$4,000
* In addition to amounts received as member
Cash Compensation (Members)	Base(3)	Additional In-person Meetings	Additional Teleconference Meetings
Board	$75,000	$2,000	$500
Audit	$10,000	$1,500	$500
Compensation	$10,000	$1,500	$500
Corporate Governance and Nominating	$10,000	$1,500	$500
Culture, Character, Integrity, and Ethics	$6,000	$1,500	$500
Executive(2)	N/A	$1,500	N/A
Investor Relations	$6,000	$1,500	$500
Security and Risk Assessment	$6,000	$1,500	$500
Strategic Assessment	$6,000	$1,500	$500
(1)

Equity grants are made in the form of RSUs expressed as a dollar value, in an amount established from time to time by the Compensation Committee. Such RSU awards are made on the date of the Annual Meeting of Shareholders at which time such election occurs, based on the closing price per share of the Company’s common stock on that date. Under the Company’s Director Stock Purchase Plan (DSPP), Directors may also elect to receive RSUs in lieu of up to one hundred percent of their annual cash retainer, with such election to be made prior to the commencement of the effective calendar year. The number of RSUs is based on the fair market value of the stock on the date of issuance.

(2)	Members of the Executive Committee are compensated on a per meeting basis.
(3)	The base number of meetings for the Board and each applicable committee is up to 4 meetings per Fiscal Year.

DIRECTOR COMPENSATION

Dr. London and Mr. Mengucci received no separate compensation for their service as directors, except that they were eligible to be reimbursed for incurred expenses associated with attending meetings of the Board and its committees, such as when meetings were conducted at offsite locations.

The following table summarizes the compensation information for each of our non-employee directors for fiscal year 2020.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Michael A. Daniels	135,500	150,000	285,500
Susan M. Gordon(2)	26,250	—	26,250
William L. Jews	134,000	150,000	284,000
Gregory G. Johnson	117,000	150,000	267,000
James L. Pavitt	128,000	150,000	278,000
Warren R. Phillips	185,000	150,000	335,000
Debora A. Plunkett	119,000	150,000	269,000
Charles P. Revoile	132,000	150,000	282,000
William S. Wallace	123,000	150,000	273,000
(1)

The amounts represent the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock in fiscal year 2020 under the terms of the Company's 2016 Amended and Restated Incentive Compensation Plan. The grant date fair value per share is the closing price for the Company's stock on the November 14, 2019 grant date ($230.23).  For fiscal year 2020, the Company awarded 652 RSUs to Directors Daniels, Jews, Johnson, Pavitt, Phillips, Plunkett, Revoile and Wallace with a grant date fair value of $150,000 each. The outstanding number of RSUs awarded to each director as of June 30, 2020 was as follows: Director Daniels 326; Director Jews 326; Director Johnson 326; Director Pavitt 326; Director Phillips 326; Director Plunkett 326; Director Revoile 326; and Director Wallace 326.

(2)	Ms. Gordon was appointed to the Board of Directors on April 6, 2020.

Director Stock Ownership Guidelines

The Committee has also adopted stock ownership requirements for non-employee directors to better align their interests with those of shareholders. The requirement is based on five times the value of their base Annual Retainer ($75,000), converted annually on December 1st to a whole number of shares based on the 90-day average price of CACI stock. Until the Director holds the required number of shares, the director is limited with respect to the number of shares the director is allowed to sell, and is only allowed to sell one-half of the shares issued with respect to vested RSUs for the purpose of covering the tax burden caused by the vesting; the other one-half that must be retained is used to determine the interim ownership requirement until the full number of shares is reached, with each successive vesting being added to the prior interim requirement in order to establish the new requirement. Only fully owned shares count in the measurement; unvested restricted stock units do not count, nor do any other unvested and/or unexercised instruments. The penalty for non-compliance is that the Director is required to participate in the DSPP, with 100 percent of the director’s earned Annual Retainer and committee fees being applied to the acquisition of CACI stock, until such time as the director meets the required holding level.

Stockholdings are measured annually as of December 1st to determine compliance with the stock ownership guidelines. For the compliance checkpoint on December 1, 2019, this requirement translated into a requirement to hold 2,051 fully owned shares for all non-employee directors on the Board at that time except for Ms. Plunkett, who had an interim holding requirement of 415 fully owned shares. The required ownership level will continue to be reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of the non-employee directors with those of the Company’s shareholders. All non-employee directors were in compliance with their respective stock ownership requirements as of the December 1, 2019 checkpoint.

Equity Compensation Plan Information

The following table provides additional information as of June 30, 2020 regarding shares of the common stock of the Company authorized for issuance under its equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders(1)	504,146 (2)	—	1,217,469(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	504,146	—	1,217,469
(1)

The equity compensation plans approved by the shareholders of the Company are the 2016 Amended and Restated Incentive Compensation Plan (the 2016 Plan), the Director Stock Purchase Plan (DSPP), the Management Stock Purchase Plan (MSPP), and the Employee Stock Purchase Plan (ESPP).  Under the terms of the 2016 Plan, the Company may issue, among other awards, non-qualified stock options, restricted stock, RSUs and stock-settled appreciation rights (SSARs). The DSPP allows Directors to elect non-qualified stock options, restricted stock, RSUs and SSARs.  The DSPP allows Directors to elect to receive RSUs at the market price of the Company’s common stock on the date of the award in lieu of up to 100 percent of their annual retainer fees.  The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs at 85 percent of the fair market value of the Company’s common stock in lieu of up to 100 percent of their annual bonus compensation.  The ESPP allows eligible full-time employees to purchase shares of the Company’s common stock at 95 percent of its fair market value on the last day of the quarter.

(2)

The number of securities to be issued upon exercise or vesting under stock purchase plans approved by shareholders as of June 30, 2020 is as follows: 2016 Plan, 501,923; the DSPP, 0; and the MSPP, 2,223.

(3)

The remaining number of securities available for issuance under stock purchase plans approved by shareholders as of June 30, 2020 is as follows: 2016 Plan, 523,281; the DSPP, 69,767; the MSPP, 341,825; and the ESPP, 282,596.

AUDIT INFORMATION

Principal Accountant Fees and Services

The following is a summary of the fees for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2020 and June 30, 2019.

	2020 ($)	2019 ($)
Audit Fees(1)	2,710,872	2,965,245
Audit-Related Fees(2)	221,500	391,995
Tax Fees(3)	751,398	691,264
Other Fees(4)	—	30,000
Total Fees	3,683,770	4,078,504
(1)

Audit Fees include fees paid to Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings and audit procedures related to purchase accounting.

(2)

Audit-Related Fees consist of fees paid to Ernst & Young LLP for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements and due diligence.

(3)	Tax Fees are fees paid to Ernst & Young LLP for professional services rendered for tax compliance, tax advice, and tax planning.
(4)	Other fees are fees for services other than the services reported in audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All such audit services were pre-approved by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular services or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by the chairman pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. The Pre-Approval Policy available on our website at investor.caci.com/leadership-governance/documents.

AUDIT INFORMATION

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2020

In accordance with the Audit Committee Charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Audit Committee qualifies as “independent” in accordance with Rule 10A-3 of the Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has accomplished the following:

1.

It has reviewed and discussed the Company’s audited financial statements with management, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting;

2.

It has discussed with the independent auditors the quality of the financial statements, the clarity of the related disclosures, the effectiveness of internal control over financial reporting, and other items required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

3.

It has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee regarding independence, and has discussed with the independent auditors any matters affecting their independence; and

4.

Based on the review and discussions described in subparagraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

William L. Jews, Chair

James L. Pavitt

Warren R. Phillips

Debora A. Plunkett

Charles P. Revoile

William S. Wallace

MANAGEMENT PROPOSALS

Proposal 1Election of Directors

In accordance with the Company’s By-laws and Guidelines, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following eleven persons for reelection to serve as members of the Board until the next annual meeting of shareholders or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal:

Nominees

Michael A. Daniels	James L. Pavitt
Susan M. Gordon	Warren R. Phillips
William L. Jews	Debora A. Plunkett
Gregory G. Johnson	Charles P. Revoile
J.P. London	William Scott Wallace
John S. Mengucci(1)
(1)

Under his employment agreement, if Mr. Mengucci no longer serves as Chief Executive Officer of the Company, terminates his employment for any reason or provides notice to the Company regarding such a termination, he shall resign from the Board.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the eleven nominees listed above. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holders will vote in their discretion for a substitute nominee.

You can find more information about the leadership skills and other experiences that caused the Corporate Governance and Nominating Committee and the Board to determine that these nominees should serve as directors under “Board of Directors” on page 6 of this proxy statement.  Information about our nominating procedures and other corporate governance matters can be found under “Corporate Governance” on page 13 of this proxy statement.

Required Vote

A majority of the votes properly cast for a director nominee is sufficient to elect such director (meaning the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such director nominee). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.

The election of directors is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on the election of directors without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

Our Board recommends a vote “FOR” the election to the Board of each of the above-mentioned nominees.

MANAGEMENT PROPOSALS

Proposal 2Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, as described in this proxy statement. While this vote is advisory, it will provide information to our Compensation Committee regarding investor sentiment about our compensation principles and objectives. We urge you to read the Compensation Discussion and Analysis beginning on page 24, compensation tables and related narratives appearing in this proxy statement for more information regarding the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the philosophy and structure of our compensation program for our named executive officers as well as the overall compensation of those officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Our Board and our Compensation Committee value the opinions of our shareholders. At the 2019 Annual Meeting of Shareholders, our shareholders approved our fiscal year 2019 named executive officers’ compensation, as disclosed in the Compensation Discussion and Analysis and compensation tables, as well as the other narrative executive compensation disclosures contained in the definitive proxy statement for our 2019 Annual Meeting of Shareholders. Our shareholders approved the resolution on executive compensation with over 96% of the votes cast being cast in favor of our executive compensation.  Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Required Vote

On this non-binding matter, a majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of this proposal.

A shareholder’s advisory vote on executive compensation is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on executive compensation without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

MANAGEMENT PROPOSALS

Proposal 3Approval of Amendment of the 2016 Amended and Restated Incentive Compensation Plan

On August 6, 2020, the Board approved an amendment of the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan by 1,200,000 shares. The Plan was originally approved by shareholders in 2006 and was subsequently amended and restated with approval of the shareholders in 2008, 2009, 2011 and 2016.

As of September 16, 2020, 527,708 shares of our common stock were still available for issuance under the Plan, excluding the maximum number of shares that may be issuable pursuant to outstanding awards. If the shareholders approve the proposed amendment to the Plan, the total number of shares authorized for issuance under the Plan (including shares that have already been issued under the Plan) will increase from 1,200,000 shares to 2,400,000 shares. As of September 16, 2020, the closing price of our common stock was $223.72 per share.

Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding shares. For 2020, 2019, and 2018, our burn rate was 0.9%, 1.0%, and 0.9%, respectively, resulting in an average annual burn rate of 0.9% over a three-year period. The rates were calculated by dividing the number of shares subject to awards granted during the year net of forfeitures and cancellations by the weighted average number of shares outstanding during the year.

The Board believes that the amendment of the Plan will benefit the Company and its shareholders by allowing the Company to continue to achieve the objectives of the Plan: (i) to increase the stake of key employees and executives in the success of the Company; (ii) to align the interests of awardees under the Plan with the interests of the shareholders; (iii) to keep pace with the increase in number of Company employees due to both the Company’s internal growth and outside acquisition activities; and (iv) to aid the Company in its efforts to recruit and retain highly qualified individuals. The Board believes that the grant of awards under the Plan will not result in an unacceptable level of dilution to the interests of public stockholders and that the Company’s financial performance and the resulting performance of the Common Stock indicate that the benefits of the Plan could more than offset any such potential dilution.

The principal terms of the Plan are summarized below. The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, as amended by the Board on August 6, 2020, which is attached to this proxy statement as Appendix A and incorporated herein by reference. Terms not defined herein shall have the meanings set forth in the Plan.

Summary Description of the Plan

Purpose

The Plan is designed to promote the long-term growth and profitability of the Company by (i) providing directors and employees with incentives to improve shareholder value and to contribute to the growth and financial success of the Company; and (ii) enabling the Company to attract, retain and reward key employees.

Types of Awards

The Plan authorizes the grant of (i) incentive stock options, or options to purchase our common stock intended to qualify as incentive stock options, as defined in section 422 of the IRC; (ii) options that do not so qualify, known as nonqualified stock options; (iii) shares of stock at no cost or at a purchase price set by the Compensation Committee, subject to restrictions and conditions determined by the Compensation Committee, referred to in this proxy statement as restricted stock; (iv) unrestricted shares of stock at prices set by the Compensation Committee, referred to in this proxy statement as unrestricted stock; (v) rights to acquire shares of our common stock upon the terms and conditions stated in the Plan, known as restricted stock units (RSUs); (vi) rights to receive cash payments based on or measured by appreciation in the market price of the Company’s common stock, referred to in this proxy statement as stock appreciation rights; (vii) rights to receive payment in shares of Company stock based on or measured by appreciation in the market price of the Company’s common stock, referred to in this proxy statement as stock settled stock appreciation rights

MANAGEMENT PROPOSALS

(SSARs); (viii) cash based incentive compensation and (ix) performance awards, or awards that can be in the form of incentive and non-qualified stock options, restricted stock, RSUs, stock appreciation rights, SSARs, cash awards and/or unrestricted stock and that are conditioned on the attainment of specified performance measures, referred to in this proxy statement as performance awards.

Shares Subject to the Plan; Limitations

The total number of shares available under the Plan will consist of 2,400,000 shares of the Company’s common stock, plus shares subject to any previously granted award that become available for future grant pursuant to the Plan (in all cases subject to adjustment upon certain changes in the capitalization of the Company), all of which may be awarded in the form of restricted stock, RSUs or unrestricted stock. Up to 500,000 additional shares may be issued under the Plan in substitution of outstanding grants from acquired companies. No participant may be granted awards under the Plan with respect to more than 300,000 shares of the Company’s common stock in any calendar year and non-employee directors may not receive awards under the Plan with a fair market value greater than $600,000 in any calendar year. Vesting of awards of restricted stock and RSUs must take a minimum of one year. Awards may also become fully vested upon a termination of employment or service following a change in control of the Company, disability, death, or retirement on or after age 65.

Eligibility

Employees and non-employee directors of the Company and its affiliates are eligible for awards under the Plan. Participation in the Plan is at the discretion of the Compensation Committee. As of September 16, 2020, approximately 23,000 employees and eight non-employee directors participated in the Plan.

Administration

The Plan is administered by the Compensation Committee, which also has the power to delegate responsibility. The Compensation Committee will review the individuals to whom awards will be granted and will determine the terms of each award, subject to the provisions of the Plan.

Terms of Awards

No options may extend for more than ten years from the date of grant (five years in the case of an incentive stock option recipient who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, referred to as greater-than-ten-percent-stockholders). The exercise price of any options granted under the Plan must be at least equal to the fair market value of the Company’s Common Stock on the date of grant (110% of fair market value in the case of incentive stock options of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable by an employee or officer (non-employee directors are not eligible to receive incentive stock options) in any calendar year may not exceed $100,000. The Company cannot reprice previously granted awards without obtaining stockholder approval. In addition, upon the granting by the Compensation Committee of stock appreciation rights or SSARs, all shares underlying the grant of stock appreciation rights or SSARs (not just those shares paid to the participant upon exercise of the stock appreciation right or SSAR) will be unavailable for further grants.

Incentive stock options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the recipient’s lifetime, only by the recipient. Awards other than incentive stock options may be transferable, with the Compensation Committee’s permission, by gift or domestic relations order to members of the recipient’s family or a trust or other entity established for such family members. Incentive stock options generally may not be exercised after (i) termination of the recipient’s employment by the Company for cause; (ii) ninety days after termination of the recipient’s employment by the Company without cause or by the recipient voluntarily, including retirement in accordance with the Company’s policy; (iii) one year following the recipient’s termination of employment with the Company by reason of disability; and (iv) two years following a recipient’s death if the recipient’s death occurs prior to termination of employment with the Company.

MANAGEMENT PROPOSALS

The terms and conditions of all other awards, if any, are determined by the Compensation Committee in connection with each grant.

Change in Control

In the event of a change in control (as defined in the Plan), the Compensation Committee may take one or more of the following actions or any other action that it considers appropriate and equitable to effectuate the purposes of the Plan: (i) acceleration or change of the exercise and/or expiration dates of any vested or unvested award to require that exercise be made, if at all, before the change in control; (ii) cancellation of any vested or unvested award upon payment to the holder of the fair value of the award, as determined by the Compensation Committee (which will not exceed the fair market value of the stock subject to the award at the time of cancellation, less the aggregate exercise price, if any, of the award, and if the fair market value of the stock subject to an option is below the aggregate exercise price, no value will be assigned to the award); and (iii) arrangements to have another entity continue or assume outstanding awards or replace outstanding awards with awards with respect to such entity’s equity securities.  Except in the foregoing circumstances, no grant agreement under the Plan will provide for automatic vesting upon a change in control.

Amendment and Termination

The Board may amend or terminate the Plan or any portion thereof at any time without further approval of the Company’s shareholders unless such amendment would (i) increase the number of shares of stock subject to the Plan; (ii) require shareholder approval under the terms of the Plan; or (iii) require shareholder approval to comply with any tax or regulatory requirement or rule of any national securities exchange upon which the Company’s stock is listed or quoted. The Compensation Committee may make minor or administrative amendments to the Plan and amendments that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. Neither the Plan nor any award made thereunder may be amended in a manner that would materially adversely affect any outstanding award previously made without the approval of the participant.

New Plan Benefits

The specific amounts of benefits payable in the future to participants in the Plan are not fully determinable because the amounts of the grants of such awards have not been established. The Company generally makes an annual grant in October of each year to its eligible employees and makes an annual grant in November of each year to its non-employee directors in connection with the Annual Meeting. The following chart is based on awards in October and November 2019 to eligible employees and non-employee directors.

Name	Fair Market Value	Restricted Stock Units(1)
Dr. London, Executive Chairman and Chairman of the Board	1,925,963	7,180
Mr. Mengucci, President and Chief Executive Officer	3,800,961	14,170
Mr. Mutryn, Executive Vice President, Chief Financial Officer and Treasurer	1,201,715	4,480
Ms. Gray, President, Business and Information Technology Solutions (BITS)	1,252,681	4,670
Executive Group	11,201,702	41,760
Non-Executive Director Group	1,200,880	5,216
Non-Executive Officer Employee Group	13,403,298	50,590
(1)

Amounts represent the grant date fair value of annual PRSUs awarded in October 2019 in the case of eligible employees or in November 2019 in the case of non-employee directors. One-time special equity grants provided in 2019 are not included.

MANAGEMENT PROPOSALS

Federal Income Tax Information With Respect To the Plan

The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to the Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations applicable to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations.

Nonqualified Stock Options

A nonqualified stock option results in no taxable income to the optionee or deduction to the Company at the time of grant. An optionee exercising a non-qualified option will, at that time, realize taxable compensation in the amount of the difference between the then market value of the underlying shares of the Company’s common stock on the exercise date and the option exercise price. Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in shares relating to non-qualified stock option awards is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or deduction for the Company at the time it is granted or exercised (although the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be included in the optionee’s alternative minimum taxable income for purposes of determining his or her alternative minimum tax). If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however, (a “disqualifying disposition”), then all or part of the optionee’s gain will be taxed as ordinary income, and the Company will be entitled to a deduction, in the year of the disposition, for the amount includible in the optionee’s income as ordinary income. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid.

In connection with the sale of shares covered by incentive stock options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the “disqualifying disposition” of shares by the holder of an incentive stock option within two years after the date of the grant or one year after the exercise of the incentive stock option), subject to certain limitations on the deductibility of compensation paid to executives.

Restricted Stock and Restricted Stock Units

No income will be recognized at the time of grant by the recipient of a restricted stock or restricted stock unit if the award is subject to a substantial risk of forfeiture during the restricted period. Generally, at the time the substantial risk of forfeiture terminates with respect to the award, the then fair market value of the stock (less any amount paid for the award) will constitute ordinary income to the participant. Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the participant. A participant’s basis in restricted shares or in the shares received upon settlement of restricted stock units will be equal to their fair market value when the forfeiture restrictions lapse with respect to the restricted shares and when the shares are delivered to the participant in settlement of the restricted stock units, as applicable, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse or when such shares are delivered to the participant, as applicable.

Generally, during the restricted period, dividends and distributions paid with respect to restricted shares will be treated as compensation taxable as ordinary income (not dividend income) and, subject to the applicable provisions of the

MANAGEMENT PROPOSALS

IRC, the Company will receive a corresponding deduction. Upon payment of any dividend equivalent amounts with respect to restricted stock units, the participant will recognize such payment as ordinary income (not dividend income) and, subject to the applicable provisions of the IRC, the Company will receive a corresponding deduction.

Stock Appreciation Rights or SSARS

A participant recognizes no taxable income, and the Company is not entitled to a deduction, when a stock appreciation right or SSAR is granted. Upon exercise of a stock appreciation right or SSAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash and/or the fair market value of the shares received and, subject to the applicable provisions of the IRC, the Company will be entitled to a corresponding deduction. A participant’s basis in shares received upon the exercise of an SSAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time.

Cash-based Awards

A participant generally will not recognize taxable income upon the receipt of a cash-based incentive award. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock for the award. The amount included in the participant’s income will equal the amount of cash and/or the fair market value of the shares of common stock received. Subject to the applicable provisions of the IRC, the Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to cash-based incentive awards.

Section 162(m)

Any entitlement to a tax deduction on the part of the Company or its subsidiaries is subject to the applicable tax rules, including, without limitation, Section 162(m) of the IRC. In general, Section 162(m) of the IRC denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its “covered employees.” “Covered employees” for this purpose include the chief executive officer, the chief financial officer and the three next highest paid executive officers (other than the chief executive officer and the chief financial officer), and any other individual who was a covered employee for any taxable year beginning after December 31, 2016.

Section 409A

Section 409A of the IRC restricts the ability to defer compensation to future tax years. Any award that provides for the deferral of compensation, such as restricted stock units and performance awards that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the IRC. If the requirements of Section 409A of the IRC are not met, all amounts deferred under the Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant's taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested.

Withholding Taxes

Because the amount of ordinary income the participant recognizes with respect to the receipt, vesting, settlement or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and employment taxes, the Company may require the participant to pay the amount required to be withheld by the Company before delivering to the participant any shares or other payment to be received under the Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from the award itself or from other compensation, including salary or bonus, otherwise payable to the participant.

MANAGEMENT PROPOSALS

Required Vote

A majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved. Broker non-votes will not be counted as votes cast. Under current NYSE interpretations, abstentions will be counted as votes cast and thus an abstention will have the effect of a vote against the proposal.

A vote to amend the Plan is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on this matter without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

The Board recommends that shareholders vote “FOR” the amendment of the Plan authorizing an additional 1,200,000 shares for issuance under the Plan.

MANAGEMENT PROPOSALS

Proposal 4Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s accounts for fiscal year 2020. The Audit Committee has appointed Ernst & Young LLP to serve as the independent registered public accounting firm to conduct an audit of the Company’s accounts for fiscal year 2021.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote

A majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved.  Because this is a “routine matter” under NYSE rules, a beneficial owner’s nominee, such as a broker, may vote on the ratification of the Company’s independent registered public accounting firm without instruction from their beneficial owners. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.  If the shareholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

CACI Recommendation

The Board recommends that shareholders vote “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

ANNUAL MEETING INFORMATION

Proxy Materials

The proxy materials include:

•	the proxy statement for the Annual Meeting;
•	the Company’s annual report to shareholders, including the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2020, as filed with the SEC on August 14, 2020; and
•	the proxy card for the Annual Meeting.

Your broker or other nominee may also provide you with a voting instruction form to provide directions for the voting of the shares held on your behalf.

Internet Availability of Proxy Materials

We are furnishing the proxy materials, including this proxy statement and our annual report, to our shareholders by providing access to such documents on the Internet in accordance with rules adopted by the SEC. Instead of receiving printed copies of the proxy materials, most shareholders will receive a Notice of Internet Availability of Proxy Materials that will instruct you on to how to access and review the proxy materials. Our proxy materials are also available on our Investors website at www.caci.com.

The Notice was first mailed to our shareholders (other than those who previously requested electronic delivery) on October 1, 2020.

If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Your election to receive proxy materials by mail or email will remain in effect until you revoke it.

Management Proposals

At the Annual Meeting, shareholders will be asked to:

1.	Elect the eleven nominees named in the proxy statement to the Company’s Board of Directors;

2.	Approve on a non-binding, advisory basis the compensation of our named executive officers;

3.	Approve an amendment of the Company’s 2016 Amended and Restated Incentive Compensation Plan to authorize an additional 1,200,000 shares for issuance;

4.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021; and

5.	Transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

The Board recommends that you vote your shares “FOR” each of the nominees to the Board; “FOR” the approval of our named executive officer’s compensation on a non-binding basis; “FOR” the amendment of the Company’s 2016

ANNUAL MEETING INFORMATION

Amended and Restated Incentive Compensation Plan; and “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

Shareholders Entitled to Vote

All shareholders of record as of the close of business on September 16, 2020 may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

As of the Record Date, there were 25,099,153 shares of common stock outstanding. A complete list of shareholders entitled to vote at the Annual Meeting will be available at the Company’s headquarters for examination from October 26, 2020 through November 11, 2020 for any purpose related to the Annual Meeting and will also be available electronically during the Annual Meeting.

Shareholder of Record or Beneficial Owner

If your shares are registered directly with Computershare, N.A., our transfer agent, then you are the “shareholder of record” of the shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial owner” of the shares. Most of our shareholders are beneficial owners of their shares.

There are several distinctions in how shareholders receive information and vote their shares that you should be aware of and we have described such differences in the proxy materials.

Voting at the Annual Meeting

Shareholders of record can vote at the Annual Meeting by attending the virtual meeting using the control number located on your proxy card or the instructions that accompanied your proxy materials and submitting an electronic ballot. Beneficial owners must obtain a legal proxy from the organization that holds their shares prior to voting at the Annual Meeting.

Via the Internet. You may submit a proxy or voting instructions over the Internet by going to www.proxyvote.com.

By Telephone. You may submit a proxy or voting instructions by telephone by calling 1-800-690-6903 and following the instructions.

By Mail. If you received your proxy materials by mail, you may vote by proxy by filling out the proxy card or voting instruction form and sending it back in the envelope provided.

Note that shares represented by properly signed and returned proxies will be voted in accordance with their instructions. In the absence of any instructions, properly signed and returned proxies will be voted in accordance with management’s recommendations.

Changing your Vote

You may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

•	submitting a new proxy or voting instructions with a later date;

ANNUAL MEETING INFORMATION

•	providing a written notice of revocation to the Company’s Secretary, if you are a registered shareholder; or
•	attending the Annual Meeting and voting in accordance with the voting procedures outlined above.

Note that beneficial owners must follow their nominee’s instructions to revoke their proxies or vote at the Annual Meeting and, for both shareholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote online at the Annual Meeting.

Vote Standard

In order to pass, each proposal must receive a majority of votes properly cast on that proposal. Under current NYSE interpretations, broker non-votes will not count as votes cast or as expressing any preference and abstentions will not count as votes cast for the election of directors or Proposals 2 and 4. Brokers and other nominees are permitted under NYSE rules to vote on Proposal 4 without obtaining instructions from their beneficial owners.  However, they are not permitted to vote without instruction regarding the election of directors or Proposals 2 and 3.

Quorum

The presence by means of remote communication or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Broker Non-Votes and Abstentions

Broker non-votes occur when a broker is not permitted to vote on a matter because a beneficial owner has not provided instructions. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2021. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present or votes cast with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting.

Abstentions are considered voting power present at the Annual Meeting but are not considered votes cast with respect to the election of directors or Proposals 2 and 4 and thus will not affect the outcome of those matters at the Annual Meeting. Under current NYSE interpretations, abstentions will be counted as votes cast for Proposal 3 and thus an abstention will have the effect of a vote against Proposal 3.

Additional Matters

We are not aware of any other business to be presented at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

ANNUAL MEETING INFORMATION

Attending the Annual Meeting

In light of the COVID-19 pandemic, we have determined that we will hold the Annual Meeting in a virtual only format, with no physical in-person meeting.

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CACI2020. To participate in the Annual Meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 9:30 a.m. Eastern Time on November 12, 2020. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:15 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting. You may submit a question at any time during the meeting.

Voting Results

We expect to announce preliminary voting results at the Annual Meeting and publish final voting results on the Investors section of our website at www.caci.com. We also expect to disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Householding

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders at the same address, unless we have previously received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of any of these materials to a shareholder upon written or oral request to: CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: J. William Koegel, Jr., Corporate Secretary, telephone 703-841-7800. Shareholders can request separate delivery for future meetings in the same manner. Shareholders at the same address who are receiving multiple copies of our proxy materials may contact us using either of these methods to request delivery of a single copy.

Shareholders who hold shares in street name (as described above) may contact their bank, broker or other nominee record holder to request information about householding.

Solicitation

We will bear the costs of soliciting proxies for the Annual Meeting and have retained Morrow Sodali, LLC to assist in soliciting proxies at a fee not to exceed $8,500, plus expenses. We may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy materials to beneficial holders. Proxies may also be solicited without extra compensation by certain officers, directors and other employees of the Company, by telephone, e-mail, facsimile, personal contact, or by other means.

Shareholder Proposals for the 2021 Annual Meeting

Proposals for the 2021 Proxy Statement: Shareholders may present proposals for inclusion in our proxy statement and for consideration at the 2021 Annual Meeting by submitting their proposals in writing to the Company’s Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2021 Annual Meeting, the Company’s Secretary must receive the written proposal no later than June 3, 2021. If we hold the 2021 Annual Meeting more than 30 days before or after November 12, 2021, we will disclose the new deadline by which shareholder proposals must be received. In addition, shareholder proposals must also comply with all requirements and regulations of Rule 14a-8 under the Exchange Act.

ANNUAL MEETING INFORMATION

Proposals for the 2021 Annual Meeting: Shareholders who wish to present a proposal for consideration at the 2021 Annual Meeting, but do not intend for the proposal to be included in our proxy statement, must follow the advance notice provisions of our By-laws. Our By-laws require that such proposals be delivered to the Company’s Secretary in a timely manner and contain information related to the shareholder and the proposal. For a shareholder proposal to be considered timely, the Company’s Secretary must receive the written proposal by no later than June 15, 2021.

Nominations of Director Candidates: Shareholders may propose Board nominees for consideration by our Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to the Company’s Secretary. In addition, shareholders may also nominate directors for election at the 2021 Annual Meeting by giving timely notice under our By-laws, which require notice within the same period as shareholder proposals that are not intended for inclusion in our proxy statement.

Please address all correspondence to:

Corporate Secretary

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

By Order of the Board of Directors
October 1, 2020	J. WILLIAM KOEGEL, JR., Secretary

Appendix A

CACI INTERNATIONAL INC

2016 AMENDED AND RESTATED

INCENTIVE COMPENSATION PLAN

(Approved at the Annual Meeting of Shareholders on November 17, 2016)

As Amended August 6, 2020

APPENDIX A

CACI INTERNATIONAL INC

2016 AMENDED AND RESTATED

INCENTIVE COMPENSATION PLAN

1.	Establishment, Purpose and Types of Awards

The CACI International Inc 2016 Amended and Restated Incentive Compensation Plan (the “Plan”) was originally adopted by the Board of Directors (the “Board”) of CACI International Inc (the “Company”) on August 16, 2006 as the Company’s 2006 Stock Incentive Plan which was approved by the Company’s shareholders on November 16, 2006. The Plan was amended and restated by the Board on August 13, 2008, August 12, 2009 and August 11, 2011, each such amendment and restatement approved by the Company’s shareholders at the Annual Meeting of the Company. The amendments to the Plan incorporated herein shall only apply to Awards granted on or after the Effective Date. Awards granted prior to the Effective Date shall be governed by the terms of the plan in effect prior to the Effective Date and the applicable Award Agreement. The terms of this Plan are not intended to affect the interpretation of the terms of the Plan as they existed prior to the Effective Date.

The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

The Plan permits the granting of Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Unrestricted Stock, Performance Awards and Cash Awards, in each case as such term is defined herein, and any combination of the foregoing.

2.	Definitions and Rules of Interpretation

(a)	Definitions. As used in this Plan, the following definitions apply:

“Affiliate” means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Award” means any Option, Stock Award, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Cash Award or any other right, interest or option relating to Stock issued and delivered pursuant to the provisions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change in Control” means the consummation of any one of the following events:

i.

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

ii.

at any time during the initial twelve month period following the Effective Date and each successive twelve-month period thereafter, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors as of the Effective Date, or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of then Continuing Directors, provided that any director whose initial assumption of office is in

APPENDIX A

connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company shall not qualify as a “Continuing Director”);

iii.

the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

iv.	the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

v.	the approval by the stockholders of a complete liquidation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

“Committee” means the Compensation Committee of the Board or such other committee or sub-committee of the Board as may be designated by the Board, so long as the members of the Committee are “non-employee directors” pursuant to Rule 16b-3 of the Exchange Act and the “outside directors” pursuant to Section 162(m) of the Code and the Committee is composed of at least two (2) members at all times.

“Committee Delegate” means the Chief Executive Officer or other senior officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(a)(vii).

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

“Disability” means (i) the Participant is subject to a legal decree of incompetency (the date of such decree being deemed the date on which such disability occurred), (ii) the written determination by a physician selected by the Company that, because of a medically determinable disease, injury or other physical or mental disability, the Participant is unable substantially to perform each of the material duties of the Participant’s position as an Executive, and that, as of the date of determination, such inability is reasonably expected to continue for one hundred and twenty (120) consecutive days after the date of determination or one hundred and eighty (180) days within any three hundred and sixty five (365) day period, in each case based upon medically available reliable information, or (iii) the Participant’s qualifying for benefits under the Company’s long-term disability coverage, if any.

“Employee” means any employee of the Company or any Affiliate.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and any rules or regulations promulgated thereunder.

“Fair Market Value” of the Stock for any purpose on a particular date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on an established securities market, the Fair Market Value of the Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B).

“Grant Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of an Award granted pursuant to the Plan.

“Grant Date” means the date on which an Award is granted to a Participant.

“Incentive Stock Options” means Stock options that meet the requirements of Section 422 of the Code.

APPENDIX A

“Non-Employee Director” means a non-employee director within the meaning of Rule 16b-3 of the Exchange Act.

“Nonqualified Stock Options” means Options that do not meet the requirements of Section 422 of the Code.

“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Stock at such price or prices and during such period or periods as the Committee shall determine.

“Participant” means any Employee or Non-Director Employee who is granted an Award under the Plan.

“Performance Award” means an Award under Section 10 hereof.

“Performance Measure” means one or more of the following criteria, or such other operating objectives, selected by the Committee to measure performance of the Company, a Subsidiary or an Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share of Stock; earnings per share of Stock growth; revenue; operating income or profit; net income or profit (either before or after taxes); earnings and/or net income or profit before interest and taxes; earnings and/or net income or profit before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; free cash flow; Stock price; economic profit; economic value; total stockholder return; gross margins and costs. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

“Performance Period” means a period of not less than one year over which the achievement of targets for Performance Measures is determined.

“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof

“Plan” means the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan, as amended and restated from time to time.

“Repricing” means any of the following or other action that has the same effect:  (i) lowering the exercise price of a Stock option or Stock Appreciation Right after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling a Stock option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Stock in exchange for another Award, other equity of the Company or cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

“Restricted Stock” and “Restricted Stock Units” means Awards under Section 7.

“Rule 16b-3” means Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

“Section 409A” means Section 409A of the Code and all Treasury regulations, guidance, compliance programs, and other interpretative authority issued thereunder.

“Securities Act” means the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.

“Separation from Service” means separation from service within the meaning of Section 409A.

“Specified Employee” means a specified employee within the meaning of Section 409A(a)(2)(B)(i).

APPENDIX A

“Stock” means common stock of the Company.

“Stock Award” means an Award in the form of shares of Stock or denominated in units of Stock, including Restricted Stock, Restricted Stock Units and Unrestricted Stock, and excluding Options and Stock Appreciation Rights.

“Stock Appreciation Rights” or “SARs” means Awards under Section 8.

“Subsidiary” and “Subsidiaries” means only a company or companies, whether now or hereafter existing, within the meaning of the definition of “subsidiary company” provided in Section 424(f) of the Code, or any successor thereto of similar import.

“Unrestricted Stock” means Awards under Section 9.

(b)Rules of Interpretation.  Any reference to “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.	Administration

(a)Authority.  The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.  The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

i.	determine the Participants to whom, and the time or times at which, Awards shall be granted,

ii.	determine the types of Awards to be granted,

iii.	determine the number of shares of Stock to be covered by or used for reference purposes for each Award,

iv.

impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before an Award vests and/or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate during which the Award shall remain exercisable,

v.

subject to the provisions of Section 409A, modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the Participant without the Participant’s consent, or constitute a Repricing of an Option without the approval of the holders of the Company’s voting securities,

vi.

establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate programs, for the purpose of establishing programs which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions,

APPENDIX A

vii.	to the extent permitted by applicable law, delegate certain of the Committee’s duties and powers hereunder to the Chief Executive Officer and/or to other senior officers of the Company,

viii.

subject to the provisions of Section 4(c) and to the provisions of Section 409A, accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award, and

ix.	establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period.

The Committee shall have full power and authority to administer, interpret, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any Award or make any other determination and take any other action that it determines in its sole discretion to be necessary for the administration of this Plan or any Award and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

(b)Indemnification.  To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder and the Company shall indemnify and hold harmless each member of the Board, each member of the Committee and any Committee Delegate against any liability, obligation, cost or expense incurred by that person arising out of any act or omission to act in connection with the Plan or any Award if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. Such indemnification shall be in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation and By-laws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation and Bylaws, as a matter of law, or otherwise.

(c)Effect of Committee’s Decision.  All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

4.	Stock Available Under the Plan; Maximum Awards

(a)Stock Available Under the Plan. Subject to adjustments as provided in Section 14 of the Plan, the Stock that may be delivered or purchased with respect to Awards granted under the Plan on or after the Effective Date, including with respect to Incentive Stock Options, shall not exceed an aggregate of ~~one million two hundred thousand (1,200,000)~~ two million four hundred thousand (2,400,000) shares of Stock, plus shares of Stock subject to any previously issued awards to the extent any such award, or portion of an award becomes available for future grants pursuant to Section 4(b) of the Plan. The Company shall reserve said number of shares of Stock for Awards under the Plan, subject to adjustments as provided in Section 14 of the Plan.

(b)Shares Available for Future Grants. If any Award, or portion of an Award, issued under the Plan expires, terminates unexercised, becomes unexercisable, is forfeited, terminated, surrendered or canceled without the delivery by the Company (or, in the case of Restricted Stock, without vesting) of Stock or other consideration or settled in cash, the Stock subject to such Award shall thereafter be available for further Awards under the Plan. In the case of a Stock Appreciation Right, the difference between the number of shares of Stock covered by the exercised portion of the SAR and the number of shares of Stock actually delivered upon exercise shall not be restored or available for future issuance under the Plan.

APPENDIX A

(c)Source of Stock. Stock available under the Plan may be, in any combination, (i) authorized but unissued shares of Stock, (ii) shares of Stock that are reacquired by the Company and held as treasury shares, and/or (iii) shares of Stock purchased on the open market by a broker designated by the Company and, subject to the requirements of Section 21, immediately thereafter issued for the benefit of a Participant under the Plan. It is intended that a registration statement under the Securities Act of 1933, as amended, shall be effective with respect to the shares of Stock issued under the Plan.

(d)Maximum Awards. The maximum number of shares of Stock subject to Awards that may be granted during any one calendar year to any Participant shall be limited to three hundred thousand (300,000).  To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing maximum with respect to which the related Award is terminated, surrendered or canceled shall nonetheless continue to be taken into account with respect to such maximum for the calendar year in which granted. Notwithstanding the foregoing, Non-Employee Directors may not be granted Awards during any one calendar year that would exceed a Fair Market Value of six hundred thousand dollars ($600,000).

(e)Limitation on Full Value Awards. In no event shall the Committee on or after the Effective Date grant Stock Awards of more than one million two hundred thousand (1,200,000) shares of Stock under the Plan.  Shares of Stock subject to a Restricted Stock or Restricted Stock Unit Award which are forfeited by and/or not issued to the Participant as a result of full or partial forfeiture of the Award shall not count towards the limit in the preceding sentence.

(f)Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company, a Subsidiary or an Affiliate or the acquisition by the Company, a Subsidiary or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 4(a) and 4(c), provided that said additional shares shall not exceed five hundred thousand (500,000) in the aggregate over the term of the Plan.

5.	Participation

Participation in the Plan shall be open to all Employees and Non-Employee Directors as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of Incentive Stock Options shall be limited to Employees.

Awards may be granted to such Participants and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.	Stock Options

Subject to the other applicable provisions of the Plan, Awards of Options shall be subject to the following terms and conditions:

(a)Grant of Option.  The grant of an Option shall be evidenced by a Grant Agreement, executed by the Company and the Participant, stating the number of shares of Stock subject to the Option evidenced thereby, the exercise price and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

APPENDIX A

(b)Exercise Price.  The price per share payable upon the exercise of each Option shall be determined by the Committee but shall be no less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date.

(c)Payment.  Options may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made.

Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Grant Agreement and permitted by applicable law, in shares of Stock which have been held by Participant or which would otherwise be issuable to Participant on exercise, or a combination of cash and such Stock, or by such other means as the Committee may prescribe.  The Fair Market Value of Stock delivered on exercise of Options shall be determined as of the date of exercise.

The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to:  (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.

(d)Term of Options.  The term during which each stock option may be exercised shall be determined by the Committee; provided, however, that in no event shall a stock option be exercisable more than ten (10) years from the date it is granted.  Prior to the exercise of the stock option and delivery of the Stock certificates represented thereby, the Participant shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding stock option.

(e)Restrictions on Incentive Stock Options.  Incentive Stock Option Awards granted under the Plan shall comply in all respects with Section 422 of the Code and, as such, shall meet the following additional requirements:

i.	Grant Date. An Incentive Stock Option must be granted within ten (10) years of the earlier of the Plan’s adoption by the Board of Directors or approval by the Company’s stockholders.

ii.

Exercise Price and Term.  The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the stock option is granted and the term of the stock option shall not exceed ten (10) years.  Also, the exercise price of any Incentive Stock Option granted to a Participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of Stock of the Company or any Subsidiary of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the grant date and the term of such stock option shall not exceed five (5) years.

iii.

Maximum Grant.  The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any Participant in any calendar year under this or any other plan of the Company and any Subsidiaries may not exceed one hundred thousand dollars ($100,000) or such other amount as may be permitted from time to time under Section 422 of the Code.  To the extent that such aggregate Fair Market Value shall exceed one hundred thousand dollars ($100,000), or other applicable amount, such stock options to the extent of the Stock in excess of such limit shall be treated as Nonqualified Stock Options.  In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

iv.	Participant. Incentive Stock Options shall only be issued to Employees.

APPENDIX A

v.	Designation. No Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

vi.

Stockholder Approval.  No Option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

(f)Other Terms and Conditions.  Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.	Restricted Stock and Restricted Stock Units

(a)In General.  Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for the lapse of restrictions as it determines.  Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding).

(b)Vesting Conditions and Other Restrictions.  Each Award for Restricted Stock and Restricted Stock Units shall be evidenced by a Grant Agreement that specifies the applicable vesting conditions and other restrictions, if any, on such Award, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the shares of Stock that are part of the Award.  With respect to Awards of Restricted Stock and Restricted Stock Units, the vesting schedule must be, at a minimum one year. Notwithstanding the forgoing limitation, such Award may provide for full vesting upon death, Disability, retirement (on or after age 65) or a termination of employment or service following a Change in Control.

(c)Stock Issuance and Stockholder Rights.

i.

Restricted Stock.  Stock certificates with respect to Stock granted pursuant to a Restricted Stock Award shall be issued, and/or Stock shall be registered, in the Participant’s name at the time of grant of the Restricted Stock Award, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse.  Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award and the Participant will be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor.  Except as otherwise provided by the Committee, during the period of restriction following issuance of Restricted Stock certificates, the Participant shall have all of the rights of a holder of Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock.  The Committee, in its discretion, may provide in the Grant Agreement that any dividends or distributions paid with respect to Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.

ii.

Restricted Stock Units.  Stock certificates for the shares of Stock subject to a Restricted Stock Unit shall be issued, and/or Stock shall be registered, in the Participant’s name upon vesting and lapse of any other restrictions with respect to the issuance of Stock under such Award.  The Participant will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to issuance of the certificates for such Stock and/or the registration of the Stock.  An Award of Restricted Stock Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding, and an Award may be settled in cash or Stock, all as determined by the Committee and set forth in the Grant Agreement.  Unless otherwise determined by the Committee with respect to a

APPENDIX A

particular Award (and set forth in the Grant Agreement), each outstanding Restricted Stock Unit that is entitled to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding shall accrue such dividend and distribution equivalents, deferred as equivalent amounts of additional Restricted Stock Units, and such amounts shall be paid only when and if the Restricted Stock Unit (on which such dividend and distribution equivalents were accrued) vests and becomes payable.  If the Committee determines to provide for the current payment of dividend equivalents and distributions with respect to Stock subject to the Award, the terms and conditions of such payment shall be set forth in the Grant Agreement and shall be structured in compliance with Section 409A. To the extent that a Restricted Stock Unit does not vest or is otherwise forfeited, any accrued and unpaid dividend and distribution equivalents shall be forfeited.  Unless a Participant has elected to defer amounts payable or distributable with respect to the Award pursuant to Section 7(e), amounts payable or distributable (including dividend and distribution equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after the Participant’s rights to such payments vest.  In the event the Award provides for partial vesting over multiple years, amounts payable or distributable with respect to the Award (including dividend and distribution equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after vesting occurs.

(d)Restricted Stock Units Granted to Non-Employee Directors.

i.	Grant of Restricted Stock Units.

1.

Each Non-Employee Director upon his or her initial election to the Board by the stockholders of the Company shall automatically be granted an Award of Restricted Stock Units in an amount established from time to time by the Committee.  Such award shall be made within thirty-one (31) days after the date of the annual meeting at which such election occurs and the amount of the RSUs granted to the Non-Employee Director shall be based on the Fair Market Value of the Stock as of such date.

2.

Upon subsequent election to the Board by the stockholders of the Company, each Non-Employee Director shall automatically be granted an Award of Restricted Stock Units in an amount established from time to time by the Committee. Such award shall be made on the date of the annual meeting at which such election occurs and the amount of the RSUs granted to the Non-Employee Director shall be based on the Fair market Value of the Stock as of such date.

3.

The Company shall grant Restricted Stock Units to each Non-Employee Director in whole Units.  No fractional RSU will be granted. Instead, the amount of RSUs granted to the Non-Employee Director will be rounded up to the next whole number.

ii.

Acceleration.  Each Award granted pursuant to this Section 7(d) shall include a provision accelerating the vesting of each Restricted Stock Unit included in the Award in the event of death, disability (within the meaning of Section 409A(a)(2)(C)) or a Change of Control of the Company.

iii.

Limited to Non-Employee Directors. The provisions of this Section 7(d) shall apply only to Awards of Restricted Stock Units granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Restricted Stock Unit issued under this Plan to a Participant who is not a Non-Employee Director of the Company. To the extent and consistent with the provisions of any other Section of this Plan, the provisions of this Section 7(d) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Restricted Stock Units granted or to be granted to Non-Employee Directors under this Plan.

(e)Election to Defer.

APPENDIX A

i.

With respect to Awards of Restricted Stock Units earned on or after January 1, 2009, each Participant (including Non-Employee Directors) may voluntarily elect to defer all or a portion (in increments of 25%) of the amount payable or distributable with respect to the Award. Subject to Section 26, each Deferral Agreement may specify (1) that the Restricted Stock Units will be deferred until the day that is thirty (30) days after the date of the Participant’s Separation from Service, or (2) a specified distribution date. A specified distribution date shall be expressed as a number of whole years, not less than three, following the Grant Date. The date selected for payment of the Restricted Stock Units shall be irrevocable.

ii.

The election by a Participant to defer amounts payable or distributable with respect to Restricted Stock Units shall be made in compliance with the provisions of Section 409A and in accordance with the terms and conditions specified in the Award.

8.	Stock Appreciation Rights

(a)Award of Stock Appreciation Rights.  Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Stock Appreciation Rights (“SARs”) to Participants, either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option), as it determines.  SARs granted in tandem with or in addition to a stock option may be granted at the same time as the stock option; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option Award without the consent of the Participant.  SARs shall be evidenced by Grant Agreements, executed by the Company and the Participant, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee.  In no event shall a SAR be exercisable more than ten (10) years from the date it is granted.  The Participant shall have none of the rights of a stockholder with respect to any Stock represented by a SAR prior to exercise of the SAR.

(b)Restrictions of Tandem SARs.  No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option.  SARs granted in tandem with stock options shall be exercisable only to the same extent and subject to the same conditions as the stock options related thereto are exercisable.  The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

(c)Amount of Payment upon Exercise of SARs.  A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value of one share of Stock on the exercise date over (B) the base price per share of Stock specified in the Grant Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised.  The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of a share of Stock on the Grant Date.  In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the Participant from time to time determines to surrender for this purpose).

(d)Form of Payment upon Exercise of SARs.  Payment by the Company of the amount receivable upon any exercise of a SAR shall be made by the delivery of the number of whole shares of Stock determined by dividing the amount payable under the SAR by the Fair Market Value of a share of Stock on the exercise date.  The amount equivalent in value to any fractional share will be paid out currently in cash.

9.	Unrestricted Stock

APPENDIX A

(a)Grant or Sale of Unrestricted Stock. Subject to the limitations contained in Section 4, the Committee in its discretion may grant or sell to any Participant shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b)Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

10.	Performance Awards

(a)In General. The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment and/or delivery of Performance Awards to such Participants upon achievement of such targets for Performance Measures during a Performance Period.  The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards.  Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(b)Covered Employee Targets.  In connection with any Performance Awards granted to a Covered Employee which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, the Committee shall (i) establish in the applicable Grant Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests, or is otherwise paid or delivered, (ii) provide in the applicable Grant Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied.  The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain.  In interpreting Plan provisions applicable to Performance Measures and Performance Awards which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2), and the Committee in interpreting the Plan shall be guided by such provisions.

(c)Nonexclusive Provision. Notwithstanding this Section 11, the Committee may authorize the granting, vesting, payment and/or delivery of Performance Awards based on performance measures other than the Performance Measures and performance periods other than the Performance Periods to employees who are not Covered Employees or to Covered Employees to the extent such Awards are not intended to meet the performance-based compensation exception under Section 162(m) of the Code and in such case waive the deadlines for establishing performance measures under Subsection (b) above.

11.	Cash Awards

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee; provided, however, that any Cash Award, or portion thereof, that would cause the total compensation paid to a Participant who is a Covered Employee in a given taxable year to exceed $1,000,000 shall be made as a Performance Award, in accordance with Section 10 hereof.

APPENDIX A

12.	Tax Withholding

(a)Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)Payment in Shares. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any applicable taxes from any payment of any kind otherwise due to the Participant and withhold, at the time of delivery or exercise of any Award or vesting of shared under such Awards, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If shares are used to satisfy such withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

(c)Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

13.	Transferability

No Option, SAR or other unvested Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Option or SAR may be exercised during the lifetime of the Participant only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, with the Committee’s permission expressed in the Grant Agreement or otherwise, any Award other than an Incentive Stock Option may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a corporation, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the Participant and/or Family Members, or (iii) a trust in which the Participant and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any Award may be exercised by any such transferee.

14.	Adjustments; Business Combinations

(a)Adjustments.  In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters that relate to Awards and that are affected by the changes in the shares referred to above.

(b)Change in Control.  In the event of a Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A and subject to the limitations of Section 4(c):  (i) acceleration or change of the exercise and/or expiration dates of any vested or non-vested Award to require that exercise be made, if at all, prior to the Change in Control; (ii) the cancellation of any vested or non-vested Award upon payment to the holder of the fair

APPENDIX A

value of the Award, as determined by the Committee (which shall not exceed the Fair Market Value of the Stock subject to such Award as of the date of cancellation, less the aggregate exercise price, if any, of the Award and in the event the Fair Market Value of an Option is below the aggregate exercise price, the Committee shall assign no value to the Award); and (iii) in any case where equity securities of another entity are delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity continue or assume such Awards or replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award.

Except as provided above, no Grant Agreement shall be issued that will provide for automatic vesting upon a Change in Control, other than, in the discretion of the Committee, accelerated vesting in the event of a termination of employment following a Change in Control under such circumstances as the Committee deems appropriate.

(c)Dissolution and Liquidation.  In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then, to the extent permitted under Section 409A, each Participant shall have the right to exercise his or her vested, outstanding stock options and Stock Appreciation Rights and to require delivery of Stock certificates, and/or registration in Participant’s name of the Stock, under any vested, outstanding Restricted Stock Unit Awards, at any time up to the effective date of such liquidation and dissolution, upon which date all Awards under the Plan shall terminate.

(d)Other Adjustments.  The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraphs of this Section 14) affecting the Company, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.

15.	Termination and Amendment

(a)Amendment or Termination by the Board. The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is required under the terms of the Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan).

(b)Amendments by the Committee.  The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.  The Committee may amend any outstanding Award in any manner as provided in Section 3 and to the extent that the Committee would have had the authority to make such Award as so amended.

APPENDIX A

(c)Approval of Participants. No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the approval of the Participant.

16.	Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate an employee at any time.

17.	Termination of Employment

For purposes of maintaining a Participant’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Company and its Affiliates shall not be considered a termination of employment.  Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract.

18.	Written Agreement

Each Grant Agreement entered into between the Company and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

19.	Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

20.	Limitation on Benefits

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.	Compliance with Securities Law

Any Stock certificates for shares issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S.  The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions.  Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange or Nasdaq System upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

22.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. With respect to any transfer or payment not yet made to a Participant pursuant to an Award, the obligation of the Company shall be interpreted solely as an unfunded contractual

APPENDIX A

obligation to make such transfer or payment in the manner and under the conditions prescribed under the written instrument evidencing the Award. Any shares of Stock or other assets set aside with respect to an Award shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of an Award, have any interest in such shares or assets. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of this Section. In no event shall any assets set aside (directly or indirectly) with respect to an Award be located or transferred outside the United States.

23.	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of Awards otherwise than under the Plan.

24.	No Restriction of Corporate Action

Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of such action.

25.	Notice

Any notice to the Company required by any of the provisions of the Plan shall be in writing and shall be addressed to the Secretary of the Company, and shall become effective when it is received by the Secretary of the Company.

26.	Section 409A Compliance

The Plan is generally intended to constitute an equity compensation plan that does not provide for the deferral of compensation subject to Section 409A and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. To the extent any Awards under the Plan are subject to Section 409A, then no amount of “nonqualified deferred compensation” (within the meaning of Section 409A ) payable to an Employee or Non-Employee Director shall be paid earlier than the earliest date permitted under Section 409A, and all deferral elections shall be made in accordance with the provisions of Section 409A. To the extent that an Award is subject to the provisions of Section 409A, the provisions of the Plan relating to such Awards, including all deferral elections and distributions thereunder, are intended to comply with the provisions of Section 409A and if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Plan complying with the provisions of Section 409A. In no event shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or any damages for failing to comply with Section 409A. Notwithstanding any contrary provision in this Plan or any Grant Agreement, any payment(s) of nonqualified deferred compensation that are otherwise required to be made under the Plan to a Specified Employee as a result of his or her Separation from Service (other than a payment that is not subject to Section 409A) shall be delayed and paid on the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death of the Specified Employee). Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of the Plan or any Grant Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation upon or following a termination of employment or service, unless such termination is also a Separation from Service.

27.	Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Delaware.

APPENDIX A

28.	Effective Date; Termination Date

(a)The Plan, as amended and restated herein, is effective as of the Effective Date, subject to the approval of the stockholders of the Company within twelve (12) months of the Effective Date. Any Award granted under the Plan after the Effective Date, and prior to such stockholder approval, shall be subject to such stockholder approval, if such Award could not have been granted under the Plan as in effect immediately prior to the Effective Date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10th) anniversary of the Effective Date. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(b)The foregoing CACI International Inc 2016 Amended and Restated Incentive Compensation Plan was duly adopted and approved by the Board on September 20, 2016 and approved by the stockholders of the Company on November 17, 2016 (the “Effective Date”).

CACI INTERNATIONAL INC
ATTN: SHAWN QUARNBERG
1100 N. GLEBE ROAD
ARLINGTON, VA 22201

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 11, 2020 for shares held directly and by 11:59 p.m. Eastern Time on November 9, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CACI2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 11, 2020 for shares held directly and by 11:59 p.m. Eastern Time on November 9, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24101-P44703

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CACI INTERNATIONAL INC

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Michael A. Daniels	☐	☐	☐
1b. Susan M. Gordon	☐	☐	☐
1c. William L. Jews	☐	☐	☐
1d. Gregory G. Johnson	☐	☐	☐
1e. J. Phillip London	☐	☐	☐
1f. John S. Mengucci	☐	☐	☐
1g. James L. Pavitt	☐	☐	☐
1h. Warren R. Phillips	☐	☐	☐
1i. Debora A. Plunkett	☐	☐	☐
1j. Charles P. Revoile	☐	☐	☐
1k. William S. Wallace	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. To approve on a non-binding, advisory basis the compensation of our named executive officers;	☐	☐	☐
3. To approve an amendment of the Company's 2016 Amended and Restated Incentive Compensation Plan to authorize an additional 1,200,000 shares for issuance; and	☐	☐	☐
4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D24102-P44703

CACI INTERNATIONAL INC
PROXY FOR
NOVEMBER 12, 2020
ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of CACI International Inc to be held virtually at www.virtualshareholdermeeting.com/CACI2020 on November 12, 2020 at 9:30 a.m. Eastern Standard Time and at any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL ELEVEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS IN ITEM 1 AND "FOR" ITEMS 2-4 ON THE REVERSE SIDE.

Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer. By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Shareholders of CACI International Inc.

Continued and to be signed on reverse side